Exhibit 4.1

PLAN DOCUMENT

[Includes Amendments Adopted Through January 2009]

CONSOL ENERGY INC. INVESTMENT PLAN

FOR SALARIED EMPLOYEES

Originally Effective: January 1, 1953

Amended and Restated: January 2009

(Except as otherwise provided)

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SECTION 3 CONTRIBUTIONS		29

3.1	Before-Tax Contributions	29

3.2	Annual Limitations on Before-Tax Contributions	30

3.3	After-Tax Contributions	34

3.4	Company Matching Contributions Before January 1, 2007	35

3.4A	Company Matching Contributions On and After January 1, 2007	36

3.5	Annual Limitation on After-Tax and Company Matching Contributions	39

3.6	Annual Limitation on Contributions	43

3.7	Rollover and Transfer Contributions	45

3.8	Reemployment of Returning Veterans	47

3.9	Catch-Up Before-Tax Contributions	50

3.10	Special Contribution	50

3.11	Fairmont Qualified Non-Elective Contributions	51

3.11A	CNX Gas Qualified Non-Elective Contributions	51

3.12	Disaggregated Testing	53

SECTION 3A AUTOMATIC ENROLLMENT AND CONTRIBUTIONS		54

3A.1	Automatic Enrollment for Eligible Employees/Reemployed Former Members	54

3A.2	Automatic Increase in Enrollment for Members Not Contributing or Contributing Less than Six percent (6%) of Compensation to the Plan	54

3A.3	Declination of Enrollment for New/Rehired Employees or Eligible Employees who are not participating in the Plan	55

3A.4	Declination of Increase in Enrollment for Members Contributing Less Than Six Percent (6%) of Compensation (four percent (4%) of Compensation for Fairmont Members) to the Plan	55

SECTION 4 VESTING		56

4.1	Company Matching and Discretionary Contributions	56

SECTION 5 FORFEITURES		57

5.1	Forfeiture Upon Termination of Employment on or before December 31, 2005	57

5.2	Forfeiture Upon In-Service Distribution on or before December 31, 2005	57

5.3	Allocation	57

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PREAMBLE

Effective January 1, 1953, Consolidation Coal Company established the Investment Plan for Salaried Employees of Consolidation Coal Company (the “Plan”). Effective January 1, 1992, due to a corporate restructuring, the name of the Plan was changed to the CONSOL Inc. Investment Plan for Salaried Employees. Effective the same day, CONSOL Inc. (“CONSOL”) became the sponsor of the Plan and Consolidation Coal Company became a participating CONSOL Affiliated Corporation. Thereafter, the Plan was amended from time to time. Further corporate restructuring resulted in the name of the Plan sponsor being changed to CONSOL Energy Inc. Effective January 1, 2001, the name of the Plan is the CONSOL Energy Inc. Investment Plan for Salaried Employees.

The Plan was amended and restated effective January 1, 2007, except where an earlier date is indicated, to incorporate changes in the law pursuant to the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), the Job Creation and Worker Assistance Act of 2002 (JCWAA), the Pension Funding Equity Act of 2004 (PFEA), the American Jobs Creation Act of 2004 (AJCA), the Gulf Opportunity Zone Act of 2005 (GOZA), and the U.S. Troop Readiness, Veterans’ Care, Katrina Recovery, and Iraq Accountability Appropriations Act of 2007.

The purpose of the Plan continues to be to encourage employees to systematically save a portion of their current compensation and to help them accumulate additional income for the time of their retirement. It is intended that the Plan be a tax-qualified plan within the meaning of section 401(a) of the Internal Revenue Code of 1986 (the “Code”), as amended, that the requirements of Code section 401(k) be satisfied as to that portion of the Plan represented by Members’ Before-Tax Contributions, that the requirements of Code section 401(m) be satisfied as to that portion of the Plan represented by Members’ After-Tax Contributions and that portion of the Plan represented by the Company’s matching contributions, and that the trust or other funding vehicle associated with the Plan be exempt from federal income taxation pursuant to the provisions of Code section 501(a).

Effective as of January 1, 2002, the Plan was amended to convert a portion of the Plan to a stock bonus plan as defined in Treasury Regulations section 1.401-1(b)(1)(iii) and a non-leveraged employee stock ownership plan (“ESOP”) satisfying the requirements of sections 401(a), 409, and 4975(e) of the Code, and to make a number of additional conforming design and administrative changes to the Plan. The ESOP portion of the Plan is designed to be invested primarily in CONSOL Energy Stock, and effective as of January 30, 2006, also CNX Gas Corporation Stock, which are qualifying employer securities within the meaning of section 4975(e)(8) of the Code.

The portion of this Plan which constitutes an ESOP, and which was mandatorily disaggregated from the balance of the Plan pursuant to Treasury regulation Section 1.401(m)-l(b)(3)(ii), was tested separately under the provisions of Plan Sections 3.2(b) and 3.5(b) for periods prior to January 1, 2006., after which time the final 401(k) and 401(m) regulations permitted the ESOP and non-ESOP portions of the Plan to be aggregated for Actual Deferred Percentages and Actual Contribution Percentage testing purposes.

Beginning with the 2004 Plan Year, the Company changed the matching contribution formula for certain eligible employees of the Fairmont Supply Company and a new Special Contribution feature for certain eligible employees of the Fairmont Supply Company for Plan Years from January 1, 2004 through December 31, 2005. The portion of the Plan providing the Special Contribution feature is intended to constitute a profit-sharing plan within the meaning of Treasury Regulations Section 1.401-1(b)(1)(ii).

Effective as of January 1, 2006, the Plan was further amended as follows:

For Plan Years beginning on and after January 1, 2006, the ESOP and non-ESOP portions of the Plan will be aggregated for Actual Deferral Percentage and Actual Contribution Percentage testing purposes pursuant to the final 401(k) and 401(m) regulations of the Code.

To re-characterize the Fairmont Special Contribution Account as the Fairmont Qualified Non-Elective Contribution Account to qualify contributions made thereto by Fairmont Supply Company for eligible Members as qualified non-elective contributions within the meaning of that term under Treasury Regulation Section 1.401(k)-2(a)(6). The Fairmont contributions to this account will be made to the Fairmont Qualified Non-Elective Account for eligible Fairmont Members. The portion of the Plan providing the qualified non-elective contribution feature continues to constitute a profit sharing plan within the meaning of Treasury Regulations Section 1.401-1(b)(ii).

To add a provision for a discretionary contribution by the Company (not to exceed four percent (4%) of Compensation (excluding overtime for all entities)) for any Plan Year, with such amount, if any, up to the specified maximum, to be determined by the Board of Directors of CONSOL Energy Inc. for eligible Members who are employees of CONSOL Energy Inc.; by the Board of Directors of CNX Gas Corporation for eligible Members who are employees of CNX Gas Corporation; and by the Board of Directors of Fairmont Supply Company for eligible Fairmont Members. The Company contributions to this account will be made to the Discretionary Contribution Account for eligible Members and /or Fairmont Members.

To reinforce that Company matching contributions will be 100% of the first six percent (6%) of Compensation contributed by an eligible Member (other than a Fairmont Member) as either Before-Tax or After-Tax Contributions.

To reinforce that Company matching contributions for Fairmont Members will be 50% of the first twelve percent (12%) of Compensation contributed by an eligible Fairmont Member as either Before-Tax or After-Tax Contributions.

To add a safe-harbor definition of Compensation under the Plan for Actual Deferred Percentage (ADP) and Actual Contribution Percentage (ACP) testing purposes ( exclusive of Fairmont Supply).

To provide for immediate 100% vesting of all Company contributions made on and after January 1, 2006, for eligible Members.

To provide for automatic enrollment on and after January 1, 2006, for all new Eligible Employees or re-employed Eligible Employees for Before-Tax Contributions, at the rate of six percent (6%) of Compensation and to also provide that the six percent (6%) of Compensation contribution rate for Before-Tax Contributions will also apply for current Eligible Employees who are not participating or current Members who are not contributing at the six percent (6%) of Compensation contribution rate.

To provide that the automatic enrollment provisions for eligible Fairmont Members in the above category for Before-Tax Contributions will be at the rate of four percent (4%) of Compensation.

To further provide a method for eligible Members or eligible Fairmont Members to elect out of the above-described automatic enrollment provisions.

As indicated in the loan policy for the Plan, to limit the number of loans that can be outstanding at any time to two (2) for any loans obtained on or after January 1, 2006 and to apply a loan origination fee for all loans obtained on or after that date.

Effective as of January 1, 2007, the Plan is being amended and restated to reflect the following:

To remove references to and eliminate the Regular Account, and to reflect the following as sources of money under the Plan which include:

The Before-Tax Contribution Account, the After-Tax Contribution Account, the Rollover Account, the Pre-2007 Matching Contribution Account (which includes the Fairmont Special Contribution Account and all Company matching contributions before January 1, 2007 that have been in the Plan less than 24 months and those that have been in the Plan 24 months or more), the Post-2006 Matching Contribution Account, the Fairmont Qualified Non-Elective Contribution Account, the CNX Gas Qualified Non-Elective Contribution Account and the Discretionary Contribution Account.

To remove references to Basic and Supplemental employee contributions and salary deferrals in the Plan.

To provide that the Post-2006 Matching Contributions will be safe-harbor contributions within the meaning of that term under the final 401(k) and 401(m) regulations under the Code for Members of the Plan who are employed by CONSOL Energy or CNX Gas Corporation because they are equal to 100% of the first six percent (6%) of Compensation contributed by a Member on a Before-Tax or After-Tax basis, are immediately 100% non-forfeitable, are subject to the withdrawal restrictions for Before-Tax Contributions, and a notice has been provided to all affected Members of those safe-harbor requirements. To further provide that the Post-2006 Matching Contributions for Fairmont Members will not be safe-harbor Matching Contributions even though they are immediately 100% non-forfeitable and are subject to the withdrawal restrictions applicable to Before-Tax Contributions, because the Post-2006 matching contribution for Fairmont Members is up to 50% of the first twelve percent (12%) of Compensation contributed by a Fairmont Member on either a Before-Tax or After-Tax basis.

To provide for all Members of the Plan to be able to choose between a fund liquidation or pro rata sequence by account type for loans (as provided for in the loan policy) and/or withdrawals and distributions. However, if CONSOL Energy Inc. stock and/or CNX Gas Corporation stock is available under the ESOP Account, insiders (within the meaning of that term under Rule 16(b)-5 of the Securities Act of 1934) will be restricted from liquidating the ESOP Account for a loan and/or withdrawal and distribution unless there is an open trading window.

To adopt the safe harbor provisions for hardship withdrawals as provided under the final 401(k) and 401(m) regulations of the Code as well as to expand the circumstances under which a hardship withdrawal can be made as also provided under such regulations. In addition, to suspend all Before and After-Tax Contributions to the Plan for 6 months to comply with the safe-harbor hardship suspension rules and to require that a Member exhaust all other sources of funds available before being eligible to take a hardship withdrawal which will include the After-Tax Contribution Account, the Rollover Account, and the Pre-2007 Matching Contribution Account. Finally, to require that the hierarchy for hardship withdrawals will be the After-Tax Contribution Account, the Rollover Account, the Pre-2007 Matching Contribution Account and the applicable portion of the Before-Tax Contribution Account.

To provide that the sources and hierarchy for in-service withdrawals before age 59  1/2 will be, as applicable, the After-Tax Contribution Account, the Rollover Account, and the Pre-2007 Matching Contribution Account. In addition, to document that three withdrawals per year will be permitted and that suspension from making Before-Tax and/or After-Tax Contributions that are subject to a matching contribution by the Company will still be required.

To provide for qualified non-elective contributions equal to three percent (3%) of Compensation for each payroll period to be made to a Qualified Non-Elective Contribution Account for eligible employees of CNX Gas Corporation (CNX Gas) who are Members of the Plan who fall into the following categories:

•

CNX Gas employees as of December 31, 2005 who continue to be employed by CNX Gas on and after January 1, 2007 and who make a one-time election on or before December 31, 2006 to receive such contributionsin lieu of continuing to participate in the CNX Gas Employees Retirement Plan (CNX Retirement Plan);

•

CNX Gas employees who were employed on and after January 1, 2006, and who continue to be employed on and after January 1, 2007, will automatically receive such contributions in lieu of continuing to participate in the CNX Retirement Plan;

•	CONSOL Energy Inc. (CONSOL) employees who are transferred from CONSOL to CNX Gas prior to December 31, 2006 and who continue to be employed on and after January 1, 2007 and who make a one-time election to either become a member of the CNX Retirement Plan or to receive such contributions;

•

CONSOL Energy Inc. (CONSOL) employees who are transferred from CONSOL to CNX Gas on or after January 1, 2007 will receive such contributions and will not have a choice to become a member of the CNX Retirement Plan.

•

Employees of CNX Gas who are hired on and after January 1, 2007 will automatically receive such contributions after eligiblity to participate in the Plan and will not have a choice to become a member of the CNX Retirement Plan.

To provide that the sources and hierarchy for in-service withdrawals on and after age 59  1/2 will be, as applicable, the After-Tax Contribution Account, the Rollover Account, the Pre-2007 Matching Contribution Account, the Before-Tax Contribution Account, the Post-2006 Matching Contribution Account, the Discretionary Contribution Account, the Fairmont Qualified Non-Elective Contribution Account and/or the CNX Gas Qualified Non-Elective Contribution Account. In addition, to document that three withdrawals per year will be permitted and when any withdrawal is made by a Member on or after age 59 1/2, Before-Tax and After-Tax Contributions will not be suspended.

To eliminate the level periodic payment option for retired Members. Also, to provide that the source and hierarchy for partial distributions will be, as applicable, the After-Tax Contribution Account, the Rollover Account, the Pre-2007 Matching Contribution Account, the Before-Tax Contribution Account, the Post-2006 Matching Contribution Account, the Discretionary Contribution Account, the Fairmont Qualified Non-Elective Contribution Account and/or the CNX Gas Qualified Non-Elective Contribution Account.

To further update the loan policy to provide that the new source and hierarchy for loans applied for and granted on and after January 1, 2007, will be, as applicable, the Before-Tax Contribution Account, the Post-2006 Matching Contribution Account, the Pre-2007 Matching Contribution Account, the Discretionary Contribution Account, the Fairmont Qualified Non-Elective Contribution Account, the CNX Gas Qualified Non-Elective Contribution Account, the Rollover Account and the After-Tax Contribution Account. In

addition, to provide that loans will be repaid on a pro-rata basis by account type and according to the Member’s current investment election. Moreover, to provide that the loans that are converted to deemed withdrawals on and after January 1, 2007 will be counted toward the three withdrawals permitted per year. Finally, to provide that for all former Members with loans outstanding will only be permitted to re-pay the loan by ACH withdrawal for all loans taken on and after January 1, 2007 and that personal checks will only be permitted for payments of the loan in full.

To document that supplemental After-Tax Contributions made directly in cash by Members will no longer be permitted on and after January 1, 2007.

To provide that the definition of Compensation will include overtime for determining eligibility for Company matching and qualified non-elective contributions for CONSOL and CNX Gas Members and that overtime will be excluded in determining eligibility for discretionary contributions and will be excluded for all purposes for Fairmont Members.

To document that eligible Members of the Plan who make Catch-Up Contributions will as applicable, have such contributions matched through Post-2006 matching contributions.

In the event a Member’s aggregate contributions under the Plan exceed the limit under Code section 415(c), to clarify how the Member’s excess amount shall be reduced.

To provide that a non-spouse beneficiary may make a direct rollover to an inherited individual retirement account or annuity.

To provide that the Senior Vice President - Safety and Human Resources of CONSOL Energy Inc. has the authority to make certain amendments to the Plan.

To provide that any committee of the Board of Directors may appoint, retain and remove members of the Committee or periodically review the performance of the Committee.

To provide that coverage of a CONSOL Affiliated Corporation’s Eligible Employees under the Plan shall be considered proof that such CONSOL Affiliated Corporation has authorized its participation in the Plan to the extent of such coverage.

To provide that any Plan modification shall apply to a participating CONSOL Affiliated Corporation regardless of whether it agrees in writing to such modification.

Effective as of January 1, 2008, the Plan is being further amended and restated to reflect that certain compensation paid after a Member’s severance from employment shall be included in such Member’s 415 Compensation pursuant to Treasury Regulations Section 1.415(c)-2(e)(3).

Effective as of December 31, 2008, the Plan is being further amended and restated to reflect the merger of the AMVEST Corporation Profit Sharing/401(k) Plan, the AMVEST Minerals Company 401(k) Retirement Plan and the AMVEST Retiree Medical Savings Plan (collectively the “AMVEST Plans”) into the Plan. A Member’s account(s) in the AMVEST Plans which are merged into the Plan effective December 31, 2008 and, which at the time of such merger, are not 100% vested, shall be 100% vested in the Plan immediately after such merger.

Effective as of January 31, 2009, the Plan is being further amended and restated to accept the spin off of certain accounts from the Rochester and Pittsburgh Coal Company 401(k) Savings and Retirement Plan (the “R&P Plan”). A Member’s account(s) in the R& P Plan which are spun off to the Plan effective January 31, 2009 and, which at the time of such spin off, are not 100% vested, shall be 100% vested in the Plan immediately after such merger.

Effective as of December 31, 2008, the Plan is being further amended and restated to reflect the merger of the Southern West Virginia Resources, LLC 401(k) Plan and Trust (“SWVR Plan”) into the Plan. Prior to such merger, the SWVR Plan provided for 100% vesting of all participants’ accounts.

Except as otherwise specifically provided herein, the rights, benefits and obligations of employees whose participation in the Plan terminated prior to January 1, 2006 or whose participation in the Plan terminates on or after January 1, 2007, if applicable, shall be determined under the terms and conditions of the Plan as it existed before those dates.

SECTION 1

DEFINITIONS

1.1	Accounts.

(a)	After-Tax Contribution Account. The account of a Member which is credited with After-Tax Contributions made pursuant to Section 3.3 and all earnings and gains attributable thereto, and reduced by all investment losses, expenses and withdrawals and distributions therefrom.

(b)	Before-Tax Contribution Account. The account of a Member which is credited with Before-Tax Contributions made pursuant to Sections 3.1 (including automatic enrollment Before-Tax Contributions under Section 3A) and 3.9 and all earnings and gains attributable thereto, and reduced by all investment losses, expenses, withdrawals, and distributions therefrom.

Effective December 31, 2008, in the case of a Member who was a participant in the AMVEST Plans on December 31, 2008, such Member’s Before-Tax Contribution Account shall include his account(s) attributable to pre-tax elective deferral contributions under Section 401(k) of the Code from the AMVEST Plans which were merged into the Plan effective December 31, 2008.

Effective January 31, 2009, in the case of a Member who was a participant in the R&P Plan on January 31, 2009, such Member’s Before-Tax Contribution Account shall include his “Pre-Tax Contribution Account “ (as defined in the R&P Plan) from the R&P Plan which was spun off to the Plan effective January 31, 2009.

Effective December 31, 2008, in the case of a Member who was a participant in the SWVR Plan on December 31, 2008, such Member’s Before-Tax Contribution Account shall include his account attributable to “pre-tax Elective Deferrals” (as defined in the SWVR Plan) which was merged into the Plan effective December 31, 2008.

(c)

CNX Gas Qualified Non-Elective Contribution Account. Effective for Plan Years beginning on and after January 1, 2007, the account of a CNX Gas Member which is credited with CNX Gas Qualified Non-Elective Contributions made on and after January 1, 2007, pursuant to Section 3.11A and all earnings and gains attributable thereto, and reduced by all investment losses, expenses, withdrawals and distributions therefrom.

(d)	Fairmont Qualified Non-Elective Contribution Account. Effective for Plan Years beginning on and after January 1, 2006, the account of a Fairmont Member which is credited with Fairmont Qualified Non-Elective Contributions made on and after January 1, 2006, pursuant to Section 3.11 and all earnings and gains attributable thereto, and reduced by all investment losses, expenses, withdrawals, and distributions therefrom.

(e)	Pre-2007 Matching Contribution Account. The account of a Member which is credited with matching contributions made before January 1, 2007, pursuant to Section 3.4 and special contributions made pursuant to Section 3.10 before January 1, 2006, and all earnings and gains attributable thereto and reduced by all investment losses, expenses, withdrawals and distributions therefrom.

Effective December 31, 2008, in the case of a Member who was a participant in the AMVEST Plans on December 31, 2008, a Pre-2007 Matching Contribution Account shall be established for such Member to hold his account(s) attributable to “Matching contributions” (as defined in the AMVEST Plans) from the AMVEST Plans which were merged into the Plan effective December 31, 2008.

Effective January 31, 2009, in the case of a Member who was a participant in the R&P Plan on January 31, 2009, a Pre-2007 Matching Contribution Account shall be established for such Member to hold his “Employer Matching Contribution Account” (as defined in the R&P Plan) which was spun off from the R&P Plan to the Plan effective January 31, 2009.

Effective December 31, 2008, in the case of a Member who was a participant in the SWVR Plan on December 31, 2008, a Pre-2007 Matching Contribution Account shall be established for such Member to hold his account attributable to “Matching Contributions” (as defined in the SWVR Plan) which was merged into the Plan effective December 31, 2008.

(f)	Post-2006 Matching Contribution Account. The account of a Member which is credited with matching contributions made on and after January 1,

2007, pursuant to Section 3.4A(a) or (b) and all earnings and gains attributable thereto and reduced by all investment losses, expenses, withdrawals, and distributions therefrom.

(g)	Discretionary Contribution Account. Effective as of January 1, 2006 and thereafter, the account of a Member which is credited with discretionary contributions made on and after January 1, 2006 pursuant to Section 3.4A(d) and all earnings and gains attributable thereto and reduced by all investment losses, expenses, withdrawals, and distributions therefrom.

Effective December 31, 2008, in the case of a Member who was a participant in the AMVEST Plans on December 31, 2008, such Member’s Discretionary Contribution Account shall include his account(s) attributable to “Employer nonelective contributions” (as defined in the AMVEST Plans) which were merged into the Plan effective December 31, 2008.

Effective January 31, 2009, in the case of a Member who was a participant in the R&P Plan on January 31, 2009, such Member’s Discretionary Contribution Account shall include his account attributable to “Employer 401(k) Profit Sharing Contributions” (as defined in the R&P Plan) from the R&P Plan which was spun off to the Plan effective January 31, 2009.

Effective December 31, 2008, in the case of a Member who was a participant in the SWVR Plan on December 31, 2008, such Member’s Discretionary Contribution Account shall include his account attributable to employer discretionary contributions under the SWVR Plan which was merged into the Plan effective December 31, 2008.

(h)	Rollover Account. The account of a Member which is credited with rollover contributions pursuant to Section 3.7 and all earnings and gains attributable thereto and reduced by all investment losses, expenses, withdrawals, and distributions therefrom.

Effective December 31, 2008, a Member’s Rollover Account shall include accounts attributable to rollover contributions from the AMVEST Plans, and SWVR Plan which were merged into the Plan effective December 31, 2008. Effective December 31, 2008, a Member’s Rollover Account shall include an account attributable to rollover contributions from the R&P Plan which was spun off to the Plan effective December 31, 2008.

(i)	ESOP Account. The account of a Member which is credited with a Member’s interest in the CONSOL Energy Stock Fund and/or the CNX Gas Corporation Stock Fund.

(j)	AMVEST Roth 401(k) Account. Effective December 31, 2008, an AMVEST Roth 401(k) Account shall be established for a Member who was a participant in the AMVEST Plans on December 31, 2008 and whose account in the AMVEST Plans attributable to “designated Roth contributions” (as defined in Treasury Regulations Section 1.401(k)-1(f)) from the AMVEST Plans was merged into the Plan effective December 31, 2008. A Member’s AMVEST Roth 401(k) Account shall be credited with all earnings and gains attributable thereto and reduced by all investment losses, expenses, withdrawals and distributions therefrom.

(k)	Merged Plan QNEC Account. Effective December 31, 2008, a Merged Plan QNEC Account shall be established for a Member who was a participant in the AMVEST Plans and whose account in the AMVEST Plans attributable to “qualified nonelective contributions” (as defined in the AMVEST Plans) from the AMVEST Plans were merged into the Plan effective December 31, 2008. A Member’s Merged Plan QNEC Account shall be credited with all earnings and gains attributable thereto and reduced by all investment losses, expenses, withdrawals and distributions therefrom.

Effective January 31, 2009, a Merged Plan QNEC Account shall be established for a Member who was a participant in the R&P Plan and whose account in R&P Plan attributable to “qualified nonelective contributions” (as defined in the R&P Plan) from the R&P Plan was spun off to the Plan effective January 31, 2009. A Member’s Merged Plan QNEC Account shall be credited with all earnings and gains attributable thereto and reduced by all investment losses, expenses, withdrawals and distributions therefrom.

Effective December 31, 2008, a Merged Plan QNEC Account shall be established for a Member who was a participant in the SWVR and whose account in the SWVR Plan attributable to “Qualified Non-Elective Contributions” (as defined in the SWVR Plan) from the SWVR Plan was merged into the Plan effective December 31, 2008. A Member’s Merged Plan QNEC Account shall be credited with all earnings and gains attributable thereto and reduced by all investment losses, expenses, withdrawals and distributions therefrom.

1.2	Actual Contribution Percentage. The ratio of:

(a)	The sum of After-Tax and matching contributions for the Plan Year; to

(b)	Statutory Compensation for the Plan Year.

In accordance with Section 3.5.1(b), the Actual Contribution Percentage shall be determined collectively for the ESOP and non-ESOP portion of the Plan.

1.3	Actual Deferral Percentage. The ratio of:

(a)	Before-Tax Contributions for the Plan Year; to

(b)	Statutory Compensation for the Plan Year.

In accordance with Section 3.2(c), the Actual Deferral Percentage shall be determined collectively for the ESOP portion and the non-ESOP portion of the Plan.

1.4	After-Tax Contributions. The term “After-Tax Contributions” shall mean that percentage of monthly Compensation and/or ICP awards that a Member elects to deposit in the Plan pursuant to Section 3.3. Such After-Tax Contributions must be made in increments of one percent (1%) of the Member’s Compensation and/or ICP awards.

1.5	Before-Tax Contributions. The term “Before-Tax Contributions” shall mean that percentage of monthly Compensation and/or ICP awards that a Member elects to deposit in the Plan pursuant to Section 3.1 or automatically deposits pursuant to Section 3A as Before-Tax Contributions. Such Before-Tax Contributions must be made in increments of one percent (1%) of the Member’s Compensation and/or ICP awards.

1.6	Board of Directors. The Board of Directors, or Executive Committee thereof, of CONSOL Energy Inc.

1.6A	Catch-Up Before-Tax Contribution. A contribution made for the benefit of the Member under Section 3.9 or, if applicable, under Section 3.1 for ICP awards.

1.7	CNX Gas Member. Any Member that is employed by the CNX Gas Corporation.

1.8	CNX Gas Qualified Non-Elective Contributions. The term “CNX Gas Qualified Non-Elective Contributions” means a contribution of three percent (3%) of Compensation which is made to the Qualified Non-Elective Contribution Account of each CNX Gas Member pursuant to Section 3.11A of the Plan. All CNX Gas Qualified Non-Elective Contributions shall be 100% non-forfeitable when made and may be withdrawn or distributed only in accordance with the withdrawal and distribution provisions applicable to Before-Tax Contributions.

1.9	CNX Gas Corporation Stock. Shares of common stock issued by CNX Gas Corporation, a CONSOL Affiliated Corporation.

1.10	CNX Gas Corporation Stock Fund. The investment fund invested primarily in CNX Gas Corporation Stock.

1.11	Code. The Internal Revenue Code of 1986, as amended.

1.12	Committee. The Investment Plan Committee which consists of those person(s) designated by the Board of Directors thereof pursuant to Section 10.1(a). If the Board of Directors does not appoint a Committee, the Company shall act as such.

1.13	Company. CONSOL Energy Inc. and any successor organization that elects to continue the Plan and any CONSOL Affiliated Corporation that elects to participate in the Plan pursuant to Section 14.

1.14	CONSOL Energy Stock. Shares of common stock issued by the Company, which shares constitute “qualifying employer securities” under Section 407(d)(5) of ERISA and under Sections 409(l) and 4975(e)(8) of the Code.

1.15	CONSOL Energy Stock Fund. The investment fund invested primarily in CONSOL Energy Stock.

1.16	Compensation.

(a)	Definition. The regular salary and wages (including annual lump-sum merit payments) paid within the Plan Year by the Company to a Member, including the Member’s Before-Tax Contributions to the Plan and/or the Member’s salary reduction contributions to a cafeteria plan sponsored by the Company as authorized by Code section 125. Except as otherwise provided in Section 3.4A(d), effective as of January 1, 2007, Compensation shall also include overtime for those Members who are eligible to receive overtime and who are not Fairmont Members. In addition, Compensation shall exclude ICP awards, except as specifically provided for in Sections 3.1, 3.3 and 3.9 of the Plan. In the case of a Fairmont Member, Compensation shall include commissions. Compensation shall not include any other bonuses, or special pay under rules uniformly applicable to all Members similarly situated.

(b)	Limitation. No amounts paid during a Plan Year in excess of $225,000 (as adjusted pursuant to Code section 401(a)(17)) shall be taken into account to determine benefits hereunder.

1.17	CONSOL Affiliated Corporation. Any corporation in which CONSOL Energy Inc. owns, directly or indirectly, at least ten percent (10%) of the issued and outstanding stock entitled to vote for the election of directors. A CONSOL Affiliated Corporation shall not include Rochester & Pittsburgh Coal Company (“R&P”) and any R&P Affiliated Corporation for the period from September 22, 1998 through January 31, 2001.

1.18	Contribution Election. An election by the Member made pursuant to an agreement between a Member and the Company in the form prescribed by the Committee which provides that each payroll period the Member’s Compensation or periodically from the Member’s ICP awards will be reduced by any whole percentage. A Member may elect to contribute up to a maximum of Seventy Five percent (75%) of such Compensation. The Member shall designate the amount of his contributions he wishes to make on a before-tax basis to his Before-Tax Contribution Account; any contributions in excess of that amount shall be deposited to his After-Tax Contribution Account.

A Member may increase or decrease the rate of his Before-Tax and After-Tax Contributions at such time or times as the Committee may prescribe. Any election with respect to, or change in, the rate of such contributions shall be made before the effective date thereof, and in such manner as the Committee may in its discretion require in accordance with uniform and nondiscriminatory rules.

If the Committee determines that a Member’s Before-Tax and/or After-Tax Contributions are being made at a rate that will cause the limitations under Sections 3.1 and/or 3.3 to be exceeded for the Plan Year, the Committee may, in its sole discretion, limit the amount of such contributions of one or more Highly Compensated Employees for the balance of the Plan Year.

1.19	Corporate Employer. Any employer which is a member of the control group that includes the Company pursuant to Code sections 414(b) and 414(c), as modified by Code section 415(h).

1.20	Eligible Employee. An Employee of the Company who may participate in the Plan because he:

(a)	is an Employee compensated on a salaried basis, or is an Employee compensated on an hourly basis who the Company classifies as a production and maintenance employee, an operation and maintenance employee, a warehouse and maintenance employee, or a facility operator employee; and

(b)	is either employed on a regular, full-time basis, or completes a Year of Service; and

(c)	is not a member of a collective bargaining unit unless covered by a collective bargaining agreement that expressly provides for participation in the Plan; and

(d)	is not a nonresident alien with no U.S. source earned income; and

(e)	is not a Leased Employee; and

(f)	is not an individual who the Company classifies as an independent contractor (regardless of the individual’s employment status under applicable law).

Notwithstanding the foregoing, for the period September 22, 1998 through January 31, 2001, an Employee who transferred employment from Rochester & Pittsburgh Coal Company or an R&P Affiliated Corporation to CONSOL Inc. or a CONSOL Affiliated Corporation was not an Eligible Employee for that period. Such Employee shall be an Eligible Employee effective February 1, 2001.

1.21	Employee. Any individual on the payroll of the Company or a Corporate Employer, and not paid by accounts payable, whose wages from the Company or Corporate Employer are subject to withholding for the purposes of Federal income taxes and the Federal Insurance Contributions Act and any Leased Employee of the Company or a Corporate Employer.

1.22	Employment Date. The date on which an Employee is first employed by the Company or Corporate Employer and on which an Employee completes one Hour of Service.

1.23	ERISA. The Employee Retirement Income Security Act of 1974, as amended.

1.24	ESOP. The portion of the Plan that meets the requirements of Section 6A.

1.25	Fairmont Member. Any Member that is employed by the Fairmont Supply Company.

For purposes hereof, “Fairmont Supply Company” includes any subsidiary or affiliate thereof that has properly adopted the Plan.

1.26	Fairmont Qualified Non-Elective Contributions. The term “Fairmont Qualified Non-Elective Contributions” means a contribution of up to $1,500 which is made to the Qualified Non-Elective Contribution Account of each Fairmont Member pursuant to Section 3.11 of the Plan. All Fairmont Qualified Non-Elective Contributions shall be 100% non-forfeitable when made and may be withdrawn or distributed only in accordance with the withdrawal and distribution provisions applicable to Before-Tax Contributions.

1.27	Former Member. Any individual who is no longer a Member but who continues to have an Account in the Plan.

1.28

415 Compensation. The total wages, salaries, fees for professional services, and other amounts received by an Employee for personal services actually rendered in the course of employment with the Employer during the Limitation Year to the extent that such amounts are includible in gross income (including fringe benefits, reimbursements, and expense allowances), earned income (with respect to Employees within the meaning of Code section 401(c)(1)), foreign earned income (as defined in Code section 911(b)), amounts described in Code sections 104(a)(3), 105(a), and 105(h), amounts paid or reimbursed by the Company for moving expenses incurred by the Employee to the extent that such amounts are not deductible under Code section 217, the value of a non-qualified stock option granted to an Employee by the Company to the extent the value is includible in the Employee’s gross income, the amount includible in the Employee’s gross income upon making the election described in Code section 83(b), the amount of the Employee’s Compensation deferred and contributed to plans described in Code sections 125 and 401(k) including amounts deferred and contributed to this Plan, and amounts attributable to “qualified transportation fringes” that are excluded from gross income under section 132(f)(4) of the Code. 415 Compensation shall not include:

(a)	amounts contributed to a plan of deferred compensation which are not includible in the gross income of the Employee for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan described in Code section 408(k) to the extent such contributions are deductible by the Employee;

(b)	distributions from a plan of deferred compensation, regardless of whether such amounts are includible in gross income when distributed;

(c)	amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(d)	amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(e)	other amounts that receive special tax benefits

Effective January 1, 2008, 415 Compensation shall include payments to the Member by the Company after the Member incurs a severance from employment (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code) with the Company provided that such payments are paid by the later of two and one-half (2 1/2) months after such severance or the end of the Limitation Year that includes such severance and such payments are regular compensation for services during the Member’s regular working hours, or compensation for services outside the Member’s regular working hours (such as overtime or shift differential), commissions, bonuses or similar payments, and would have been paid to the Member prior to a severance from employment if the Member had continued in employment with the Company; or .

1.29	Highly Compensated Employee. A Highly Compensated Employee means for a Plan Year any Employee of the Company or a Corporate Employer (whether or not eligible for membership in the Plan) who:

(a)	was a 5-percent owner (as defined in Section 416(i) of the Code) for such Plan year or the prior Plan Year, or

(b)	for the preceding Plan Year received Statutory Compensation in excess of $100,000. The $100,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.

Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Company or a Corporate Employer that constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.30	Hour of Service. “Hour of Service” means:

(a)	Each hour for which an Employee is paid or entitled to payment by the Company or a Corporate Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the Employee performs the duties, irrespective of when paid;

(b)	Each hour for which an Employee is paid or entitled to payment by the Company or Corporate Employer (for reasons such as vacation, holiday, illness or incapacity or a Company approved leave of absence) other than for the performance of duties, irrespective of whether the employment relationship has terminated. No more than 501 Hours of Service shall be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). No credit shall be given for hours for which no duties are performed but for which payment by the Company or Corporate Employer is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws, or where payment solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or Corporate Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d)	Hours of Service shall also include a military leave while the Employee’s reemployment rights are protected by law, or such additional or other periods as are granted by the Company as military leave, provided the Employee returns to employment within ninety (90) days of the end of his military leave (or such longer period of time as his reemployment rights are protected by law). Hours under this paragraph shall be credited on the basis of the lesser of (i) a forty (40) hour work week or applicable pro rata portion thereof or (ii) his customarily scheduled work week or applicable pro rata portion thereof. The same Hours of Service shall not be credited under (a) - (c) above, as the case may be, and under this paragraph (d).

For purposes of (a) - (c) above, the Committee shall determine Hours of Service for any regular, full-time Employee on the basis of the Employee’s months of employment, with the Committee crediting the Employee with 190 Hours of Service for each month for which the Employee would be otherwise required to be credited for at least one (1) Hour of Service during the month.

1.30A	ICP. The quarterly and annual Incentive Compensation Payment awards under the Company’s Short Term Incentive Compensation Plan.

1.31	Incapacity. A physical or mental condition whereby the Member is determined by the Social Security Administration to be eligible to receive disability benefits under the Federal Social Security Act, as amended from time to time.

1.32	Investment Option. An investment vehicle selected by the Committee for the investment and reinvestment of a Member’s share of contributions and assets held under the Plan. Notwithstanding the foregoing, the Plan will have an investment vehicle that is designed to permit a Member to acquire or sell, directly or indirectly, any qualifying employer security (as defined in ERISA section 407(d)(5)).

1.33	Leased Employee. A Leased Employee means any person (other than a common law employee of the Employer) who, pursuant to an agreement between the Company or Corporate Employer and any other person (“leasing organization”), has performed services for the Company or Corporate Employer or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Company or Corporate Employer. In the case of any person who is a Leased Employee (or who would qualify as a Leased Employee but for the requirement that substantially full-time service be performed for one year) before or after a period of service as an Employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Member of the Plan.

1.34	Limitation Year. The Plan Year.

1.35	Member. Any Employee who has commenced participation in the Plan in accordance with the provisions of Section 2 of the Plan.

1.36	Non-Highly Compensated Employee. Any Employee who is not a Highly Compensated Employee.

1.37	Normal Retirement Age. Age 65.

1.38	One-Year Break-In-Service. A 12-month period, commencing on the Employee’s Employment Date or Reemployment Date (as applicable), or anniversary thereof, during which the Member does not complete more than five hundred (500) Hours of Service. Notwithstanding the foregoing, solely for the purpose of determining whether a Member has incurred a One-Year Break-In-Service, Hours of Service shall be recognized for an “authorized leave of absence” and a “maternity or paternity leave of absence.”

For this purpose, Hours of Service shall be credited for the computation period in which absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a One-Year Break-in-Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those that normally would have been credited but for such absence, or, in any case in which the Committee is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for any single “maternity or paternity leave of absence” shall not exceed five hundred and one (501).

An “authorized leave of absence” means an unpaid, temporary cessation from active employment with the Company or a Corporate Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A “maternity or paternity leave of absence” shall mean an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.

1.39	Plan. The CONSOL Energy Inc. Investment Plan for Salaried Employees as set forth in this document and as amended from time to time.

AMVEST Plans shall collectively mean the AMVEST Corporation Profit Sharing/401(k) Plan, the AMVEST Minerals Company 401(k) Retirement Plan and the AMVEST Retiree Medical Savings Plan as in effect on December 31, 2008. R&P Plan shall mean the Rochester & Pittsburgh Coal Company 401(k) Plan Savings and Retirement Plan as in effect on January 31, 2009.

1.40	Plan Year. The twelve (12) month period commencing each January 1.

1.41	R&P Affiliated Corporation. Any corporation in which Rochester & Pittsburgh Coal Company owns, directly or indirectly, at least ten percent (10%) of the issued and outstanding stock entitled to vote for the election of directors. An R&P Affiliated Corporation shall not include CONSOL Energy Inc. and any CONSOL Affiliated Corporation for the period from September 22, 1998 through January 31, 2001.

1.42	Reemployment Date. The date following a One-Year Break-In-Service on which a previously employed individual is reemployed and completes one Hour of Service.

1.43	[Reserved].

1.44	Rochester & Pittsburgh Coal Company. The company purchased by CONSOL Inc. on September 22, 1998.

1.45	Statutory Compensation. With respect to any Member, means the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to the Company or a Corporate Employer, including by way of example, overtime, bonuses, and commissions, but excluding deferred compensation, stock options, and other distributions which receive special tax benefits under the Code. For purposes of determining Highly Compensated Employees and key employees (under Section 13.2), Statutory Compensation shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 132(f), 402(g)(3), 414(v) or 457(b) of the Code. For all other purposes, Statutory Compensation shall also include the amounts referred to in the preceding sentence, unless the Committee directs otherwise for a particular Plan Year. Statutory Compensation for a Plan Year shall not exceed the limit under Section 401(a)(17) of the Code, provided that such limit shall not be applied in determining Highly Compensated Employees. Statutory Compensation shall not include deemed Code Section 125 amounts.

1.46	Termination of Employment. The severance of the employment relationship for any reason between (a) a Member and the Company, or (b) in the case of a Former Member who is employed by the Company or a Corporate Employer, the Former Member and the Company or, if applicable, Corporate Employer. Notwithstanding the foregoing, a Member shall not incur a severance from employment solely on account of such Member’s (a) transfer of employment from the Company to an Affiliated Corporation or a CONSOL Affiliated Corporation, from a CONSOL Affiliated Corporation to an Affiliated Corporation, or between CONSOL Affiliated Corporations; or (b) transfer to or from a Corporate Employer.

1.47	Trust. The Trust Agreement entered into pursuant to Section 11 between the Company and the Trustees.

1.48	Trustees. The persons and/or bank or trust company which are named as Trustees in the Trust Agreement.

1.49	USERRA. The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

1.50	Valuation Date. Each date during the Plan Year a Member’s Plan assets allocated to an Investment Option described in Section 6 are valued.

1.51	Year of Service. A 12-month period beginning on a Member’s Employment Date (or Reemployment Date) and each anniversary thereof during which such Member has completed at least one thousand (1,000) Hours of Service.

For purposes of determining whether an Employee is an Eligible Employee under Section 1.20 and a Member’s vested interest under Section 4.1, an Employee’s years of service under the plan of an Affiliated Corporation or CONSOL Affiliated Corporation shall be considered Years of Service under this Plan in the event that the Employee transfers to the Company from an Affiliated Corporation or CONSOL Affiliated Corporation.

SECTION 2

PARTICIPATION

2.1	Commencement of Participation. Notwithstanding the provisions of Section 3A.1, when applicable, an Eligible Employee may become a Member in the Plan on the first day of the pay period immediately following the date he becomes an Eligible Employee, except as provided below:

(a)	Any Eligible Employee who is absent from work on the date he becomes eligible, may not become a Member in the Plan until the first day of the pay period immediately following his return from such absence.

(b)	An Employee who is transferred to the Company from an Affiliated Corporation or a CONSOL Affiliated Corporation, or from a corporation that has adopted a profit sharing plan administered by an Affiliated Corporation, and who was a participant in the profit sharing plan thereof, may become a Member on the date he is employed by the Company as an Eligible Employee.

2.2	Obligation of Member. When an Employee becomes eligible to participate, and thereafter from time to time, the designated representative of the Committee shall require the Employee to furnish such information in a form prescribed by such designated representative of the Committee as may be reasonably required for the administration of the Plan, including without limitation, a beneficiary designation form, evidence of age and marital status, an automatic enrollment acknowledgement, if applicable, a Contribution Election, if applicable, and investment directions.

2.3	Termination of Participation. Participation in the Plan continues until a Member’s death or other Termination of Employment. A Member whose participation terminates pursuant to the preceding sentence becomes a Former Member and retains the rights of a Member for the limited purposes of investment allocation under Section 6 and distributions under Section 7 provided that he retains an Account(s) in the Plan.

2.4	Reemployment of Former Member. A Former Member who is reemployed subsequent to his Termination of Employment shall immediately recommence participation in the Plan as of the date he again becomes an Eligible Employee, without regard to the service requirement of Section 1.20.

2.5	Failure to Remain an Eligible Employee. If a Member fails to continue to meet the requirements to be an Eligible Employee, such Member shall not be eligible for contributions made pursuant to Sections 3.1, 3.3, 3.4, 3.4A, 3.9, 3.11 or 3.11A and if applicable, Sections 3A.1 or 2 . Notwithstanding the foregoing, a Member who transferred employment to Rochester & Pittsburgh Coal Company or an R&P Affiliated Corporation between September 22, 1998 and January 31, 2001 continued to be eligible for contributions made pursuant to Sections 3.1, 3.3 and 3.4 during that time.

SECTION 3

CONTRIBUTIONS

3.1	Before-Tax Contributions. If applicable, the Company will contribute to a Member’s Before-Tax Contribution Account, the Before-Tax Contributions resulting from the automatic enrollment provisions of Sections 3A.1 or 2 of this Plan. Otherwise, the Company will contribute to a Member’s Before-Tax Contribution Account the percentage of the Member’s contribution designated as Before-Tax Contributions pursuant to his Contribution Election with the Company. Such contribution shall be made no later than the time prescribed by law after such amounts are received by the Company or would otherwise have been payable to the Member in cash.

In addition to Before-Tax Contributions made either pursuant to the automatic enrollment provisions of this Plan or as designated via a Contribution Election by a Member, a Member may also designate from one percent (1%) to seventy-five percent (75%) of any quarterly or annual ICP award as a Before-Tax Contribution. In no event shall a contribution made out of any quarterly or annual ICP award under this Section 3.1 exceed $10,000 when combined with any contribution made out of any quarterly or annual ICP award under Section 3.3.

Any Member choosing to defer a percentage of any quarterly and/or annual ICP award as Before-Tax Contributions may do so by completing a Contribution Election, designating the chosen percentage and submitting the completed Contribution Election to the designated representative of the Committee by the end of the quarter, or year, if applicable, for which the quarterly and/or annual ICP award is to be made.

The designated percentage of any quarterly or annual ICP award to be Before-Tax Contributions will be deducted from the Member’s paycheck which includes the net ICP quarterly and/or annual award.

In either case, the deferral election will remain in effect until a new election is filed with the Committee or its designated representative.

3.2	Annual Limitations on Before-Tax Contributions.

(a)	Limitation Based on Member’s Total Before-Tax Contributions. Except as provided under Section 3.9, no Member shall be permitted to make Before-Tax Contributions under this Plan during a calendar year in excess of the Code section 402(g) limit ($15,500 for 2007 and 2008).

If, on or before March 1 of any year, a Member notifies the designated representative of the Committee in writing that all or a specified part of the Before-Tax Contributions made on his behalf under the Plan represent an excess deferral for the Member’s preceding taxable year, such excess deferral, plus allocable earnings or losses, shall be distributed to the Member no later than the April 15 of the calendar year following the calendar year in which the excess deferral occurred. With respect to this Section, a Member’s excess deferrals are the portion of a Member’s Before-Tax Contributions to this Plan together with his elective deferrals under any other plan or arrangement (whether or not maintained by the Company or a Corporate Employer), if any, that exceed the Code section 402(g) limit for the taxable year in which the deferrals occurred. A Member is deemed to notify the designated representative of the Committee of excess deferrals if the Before-Tax Contributions made to this Plan and any other plans of the Company or Corporate Employer combined exceed the Code section 402(g) limit.

Excess deferrals shall be treated as annual additions under the Plan, in accordance with the provisions of Section 3.6 hereof, unless the amounts are distributed no later than the first April 15 following the close of the Member’s taxable year. Excess deferrals distributed to any Member who is a

Highly Compensated Employee shall not reduce that Member’s Actual Deferral Percentage.

(b)	Actual Deferral Percentage Non-Discrimination Testing . Notwithstanding anything to the contrary, the Actual Deferral Percentage non-discrimination testing provisions outlined in the subsection (b)(1) below, regarding a Member’s Before-Tax Contributions, shall apply only to Fairmont Members. Such non-discrimination testing provisions will not be applicable for any Plan Year on or after January 1, 2007 with respect to Members, other than Fairmont Members, to the extent the Plan is operating under the safe harbor plan design provisions of Code Section 401(k)(12) and Treasury Regulation Section 1.401(k)-3 for Post 2006 Matching Contributions made by the Company pursuant to Section 3.4A of the Plan.

(b)(1)	Limitation Based on Member’s Actual Deferral Percentage. If applicable, Before-Tax Contributions for any Plan Year must satisfy at least one of the following tests found in Code section 401(k)(3)(A):

(I)	The average of the Actual Deferral Percentages for the Highly Compensated Employees for the Plan Year does not exceed the product of one and one quarter (1.25) and the average of the Actual Deferral Percentages of the Non-Highly Compensated Employees for the Plan Year; or

(II)

The average of the Actual Deferral Percentages for the Highly Compensated Employees for the Plan Year does not exceed the average of the Actual Deferral Percentages for the Non-Highly Compensated Employees for the Plan Year multiplied by two (2.0); subject, however, to the additional limitation that the average of the Actual Deferral Percentages for the Highly Compensated Employees for the Plan Year may not exceed the average of the Actual

Contribution Percentages for the Non-Highly Compensated Employees for the Plan Year by more than two (2.0) percentage points.

For purposes of the foregoing, only those Highly Compensated Employees and Non-Highly Compensated Employees who are Members in the Plan are taken into account. The Actual Deferral Percentage of any Member who elects not to make any Before-Tax Contributions shall be zero.

This subsection (b)(1) shall apply collectively to the ESOP and the non-ESOP portions of the Plan.

The Company may, at its discretion, elect to have “Plan Year” struck in the preceding sections (I) and (II) and replaced with “prior Plan Year”, where applicable. However, the Plan must be amended to reflect such election. If an election is subsequently made to use “Plan Year” for any Plan Year beginning on or after January 1, 2001, the Company may not elect to use “prior Plan Year” during any of the four (4) subsequent Plan Years.

(c)	Treatment of Before-Tax Contributions in Excess of Actual Deferral Percentage Test Limits. To the extent the tests in (b)(1) above are not satisfied, the Company may, in its absolute discretion, either make an additional contribution on behalf of Non-Highly Compensated Employees under (I) below or distribute the Highly Compensated Employees’ excess contributions under (II) below.

(I)

Additional Contribution. If the tests in (b)(1) above are not satisfied, the Company may make an additional contribution to the Before-Tax Contribution Account of each Member who is a Non-Highly Compensated Employee. The contribution to such Member’s Account will be equal to a percentage of his Statutory Compensation for the Plan Year and such percentage shall be the same for each such Member and the allocation procedure complies with the applicable provisions of Treasury Regulation Section 1.401(k)-2(a)(6). The contribution shall be nonforfeitable when made and shall be distributed only in accordance with the distribution provisions applicable to Before-Tax Contributions.

(II)	Distribution or Recharacterization of Excess Contribution. If the Actual Deferral Percentage for Members who are Highly Compensated Employees is more than the amount permitted under (b)(1) for any Plan Year, the amount of the excess contributions for such Plan Year (and any income allocable to such contributions through the end of that Plan Year) shall be distributed before the close of the following Plan Year. The Committee shall make reasonable efforts to cause such distribution to be made by March 15 of such following Plan Year. Alternatively, if the Member is eligible to make Catch-Up Before-Tax Contributions, the Excess Contributions will be recharacterized as Catch-Up Before-Tax Contributions, to the extent the Catch-Up Before-Tax Contribution limit is not exceeded by such re-characterization.

For this purpose, excess contributions means with respect to a Plan Year, the excess of the aggregate amount of Before-Tax Contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, offset by any excess deferrals previously distributed under Section 3.2, over the maximum amount of such contributions permitted under (b)(1)(A) or (B). The excess contribution shall be distributed commencing with a distribution to the Member with the highest amount contributed for the Plan Year and reducing his contribution amount by an amount equal to the lesser of the amount necessary to relieve the Excess Contribution or the amount necessary to reduce his contribution amount to the next highest contribution amount. If more than one Member has the highest contribution amount, such Members shall have their contribution amounts decreased equally until the amount of reduction described in the preceding sentence is attained. The Committee shall perform the procedure described in the preceding two sentences repeatedly until no excess contributions remain.

If the distribution of excess contributions results in the distribution of any Before-Tax Contributions, the matching contributions attributable to those Before-Tax Contributions, plus any earnings thereon, shall be forfeited. Any such forfeiture shall be allocated pursuant to Section 5.3 and such allocation shall take place by the end of the Plan Year immediately following the Plan Year in which the excess aggregate contributions were made.

3.3	After-Tax Contributions. The Company will contribute to a Member’s After-Tax Contribution Account the percentage of the Member’s Compensation designated as After-Tax Contributions pursuant to his Contribution Election with the Company.

In addition to After-Tax Contributions designated via a Contribution Election by a Member, a Member may also designate from one percent (1%) to seventy-five percent (75%) of any quarterly or annual ICP awards as an After-Tax Contribution. In no event shall a contribution made out of any quarterly or annual ICP award under this Section 3.3 exceed $10,000, when combined with any contribution made out of any quarterly or annual ICP award under Section 3.1.

Any Member choosing to contribute a percentage of any quarterly and/or annual ICP award as After-Tax Contributions may do so by completing a Contribution Election, designating the chosen percentage and submitting the Contribution Election to the Committee, or its designee, by the end of the quarter or year, if applicable, for which the quarterly and/or annual ICP award is to be made.

The designated percentage of any quarterly or annual ICP award to be designated as After-Tax Contributions will be deducted from the Member’s paycheck which includes the net ICP quarterly and/or annual award.

In either case, the contribution election will remain in effect until a new election is filed with the Committee.

3.4	Company Matching Contributions Before January 1, 2007.

(a)	Members other than Fairmont Members. On and after January 1, 2006, but before January 1, 2007, the Company shall contribute to the Pre-2007 Matching Contribution Account of a Member (other than a Fairmont Member) an amount equal to 100% of the Compensation that the Member contributes to the Plan as Before-Tax Contributions pursuant to the automatic enrollment provisions of Sections 3A.1 or 2 of the Plan or that the Member elects to deposit in the Plan pursuant to his Contribution Election with the Company as After-Tax and/or Before-Tax Contributions to the extent such After-Tax and/or Before-Tax Contributions for that pay period do not exceed six percent (6%) of the Member’s Compensation for that pay period. Such contribution shall be made at least annually by the due date for filing the Company’s federal income tax return for the Plan Year (including extensions thereof) or at such earlier date or dates as the Company may determine in its sole discretion. In addition, the contributions shall be non-forfeitable when made.

For Plan Years before January 1, 2006, the Company matching contributions to the Pre-2007 Matching Contribution Account of a Member (other than a Fairmont Member) were determined in accordance with the terms of the Plan in effect through December 31, 2005.

(b)	Fairmont Members. The Company shall contribute to the Pre-2007 Matching Contribution Account of a Fairmont Member an amount equal to fifty percent (50%) of the Compensation that the Member contributes to the Plan as Before-Tax Contributions pursuant to the automatic enrollment provisions of Sections 3A.1 or 2 of the Plan or that the Member elects to deposit in the Plan pursuant to his Contribution Election with the Company as After-Tax and/or Before-Tax Contributions to the extent such After-Tax and/or Before-Tax Contributions for that pay period do not exceed twelve percent (12%) of the Member’s Compensation for that pay period. Such contribution shall be made at least annually by the due date for filing the Company’s federal income tax return for the Plan Year (including extensions thereof) or at such earlier date or dates as the Company may determine in its sole discretion.

(c)	ICP Awards. Notwithstanding anything to the contrary above, no Company matching contributions shall be made on any Before-Tax or After-Tax Contributions made from an ICP award.

3.4A	Company Contributions On and After January 1, 2007

(a)

Matching Contributions for Members other than Fairmont Members. The Company shall contribute to the Post-2006 Matching Contribution Account of a Member (other than a Fairmont Member) an amount equal to 100% of the Compensation that the Member contributes to the Plan as Before-Tax Contributions pursuant to the automatic enrollment provisions of Sections 3A.1 or 2 of the Plan or that the Member elects to deposit in the Plan pursuant to his Contribution Election as After-Tax and/or Before-Tax Contributions to the extent such After-Tax and/or Before-Tax Contributions for that pay period do not exceed six percent (6%) of the Member’s Compensation for that pay period. Such contribution shall be made at least annually by the due date for filing the Company’s federal income tax for the Plan Year (including extensions thereof) or at such earlier date or dates as the Company may determine in its sole discretion. This matching contribution is intended to satisfy the safe-harbor provisions of Code sections 401(k)(12) and 401(m) and Treasury Regulation Sections 1.401(k)-3 and 1.401(m)-3. This contribution shall also be made on Catch-Up Before-Tax Contributions made pursuant to Section 3.9 to the extent required under these safe-harbor contribution provisions of the Code and regulations thereunder. In addition, the contributions shall be non-forfeitable when made and shall be withdrawn or distributed only in accordance with the withdrawal and distribution provisions applicable to Before-Tax Contributions.

(b)

Matching Contributions forFairmont Members. The Company shall contribute to the Post-2006 Matching Contribution Account of a Fairmont Member an amount equal to fifty percent (50%) of the Compensation that the Member contributes to the Plan as Before-Tax Contributions pursuant to the automatic enrollment provisions of Section 3A.1 or 2 of the Plan or that the Fairmont Member elects to deposit in the Plan pursuant to his Contribution Election as After-Tax and/or Before-Tax Contributions to the extent such After-Tax and/or Before-Tax Contributions for the pay period do not exceed twelve percent (12%) of the Member’s Compensation for that pay period. Such contribution shall be made at least annually by the due date for filing the Company’s federal income tax return for the Plan Year (including extensions thereof) or at such earlier date as the Company may determine in its sole discretion. This Contribution shall not be made on Catch-Up Before-Tax Contributions made pursuant to Section 3.9 by Fairmont Members for Plan Years beginning prior to January 1, 2009. For Plan Years beginning on or after January 1, 2009, this Matching Contribution will be made on Catch-Up Before Tax Contributions made by Fairmont Members pursuant to Section 3.9. In addition, the Contribution shall be non-forfeitable when made and shall be withdrawn or distributed only in accordance with the withdrawal and distribution provisions applicable to Before-Tax Contributions.

(c)	ICP Awards. Notwithstanding anything to the contrary above, no Company matching contributions shall be made on any Before-Tax or After-Tax Contributions made from an ICP award.

(d)	Discretionary Contributions. In addition to matching contributions, the Company may, but shall not be obligated to, for any Plan Year, contribute to the Discretionary Contribution Account of a Member and/or Fairmont Member, as applicable, out of it accumulated earnings and profits, such amount, if any, as the Company shall determine in its sole discretion subject to the following conditions:

(I)	no such discretionary contribution shall be made unless the same is specifically independently authorized by the Board of Directors of CONSOL Energy Inc for Members of the Plan who are Employees of CONSOL Energy Inc., the Board of Directors of CNX Gas Corporation for Members of the Plan who are Employees of CNX Gas Corporation and the Board of Directors of Fairmont Supply Company for Fairmont Members who are Employees of Fairmont Supply Company;

(II)	the aggregate amount of such additional contribution made for any Plan Year shall not exceed four percent (4%) of the Compensation of all Members or Fairmont Members;

(III)

each discretionary contribution shall be paid to the Trustee and shall thereupon, be distributed by the Trustee among the Discretionary Contribution Accounts of all eligible Plan Members as a uniform percentage of Compensation as determined by a designated representative of the Committee;

(IV)	for purposes of this subsection, an eligible Plan Member is a Plan Member who is employed (or reemployed) on or before September 30 of any Plan Year and remains actively employed on the last day of the Plan Year; and

(V)	notwithstanding anything to the contrary in Section 1.16, overtime shall not be included in the definition of Compensation of any Member in determining such Member’s allocable share of any discretionary contribution made pursuant to the provisions of this Section 3.4(d).

3.5	Annual Limitation on After-Tax and Company Matching Contributions. Notwithstanding anything to the contrary, the Actual Contribution Percentage Test provisions outlined in subsection (a) below shall apply to (i) the After-Tax Contributions of Members, and (ii) the Company matching contributions made on behalf of Fairmont Members. Such non-discrimination testing provisions will not be applicable for any Plan Year on or after January 1, 2007 with respect to Company matching contributions made on behalf of Members, other than Fairmont Members, to the extent the Plan is operating under the safe harbor plan design provisions of Code sections 401(k)(12) and 401(m) and Treasury Regulation Sections 1.401(k)-3 and 1.401(m)-3 for Post-2006 Matching Contributions made by the Company pursuant to Section 3.4A of the Plan.

(a)	Limitation Based on Member’s Actual Contribution Percentage. If applicable, pursuant to Code section 401(m)(2)(A), the average of the Actual Contribution Percentages for the Plan Year for the Highly Compensated Employees shall not exceed the greater of (I) or (II) as follows:

(I)	The average of the Actual Contribution Percentages for the Non-Highly Compensated Employees for the Plan Year multiplied by one and one-quarter (1.25); or

(II)	The average of the Actual Contribution Percentages for the Non-Highly Compensated Employees for the Plan Year multiplied by two (2.0); subject, however, to the additional limitation that the average of the Actual Contribution Percentages for the Highly Compensated Employees for the Plan Year may not exceed the average of the Actual Contribution Percentages for the Non-Highly Compensated Employees for the Plan Year by more than two (2.0) percentage points.

For purposes of the foregoing, only those Highly Compensated Employees and Non-Highly Compensated Employees who are Members in the Plan are taken into account. The Actual Contribution Percentage of any Member who elects not to make any Contribution Election shall be zero.

This subsection (a) shall apply collectively to the ESOP and the non-ESOP portions of the Plan.

The Company may, at its discretion, elect to have “Plan Year” struck in the preceding sections (I) and (II) and replaced with “prior Plan Year”, where applicable. However, the Plan must be amended to reflect such election. If an election is subsequently made to use “Plan Year” for any Plan Year beginning on or after January 1, 2001, the Company may not elect to use “prior Plan Year” during any of the four (4) subsequent Plan Years.

(b)	Treatment of After-Tax and Company Matching Contributions in Excess of Actual Contribution Percentage Test Limits. To the extent the tests in (a) are not satisfied, the Company may, in its absolute discretion, either make an additional contribution on behalf of Non-Highly Compensated Employees under (I) below or distribute (or forfeit, where forfeitable) the Highly Compensated Employees’ excess contributions under (II) below.

(I)	Additional Contribution. If the tests in (a) above are not satisfied, the Company may make an additional contribution to the Post-2006 Matching Contribution Account of each Member who is a Non-Highly Compensated Employee to satisfy such tests. The contribution to such Member’s Post-2006 Matching Contribution Account will be equal to a percentage of his Statutory Compensation for the Plan Year and such percentage shall be the same for each such Member and the allocation procedure complies with the applicable provisions of Treasury Regulation Section 1.401(k)-2(a)(6). The contribution shall be nonforfeitable when made and shall be distributed only in accordance with the distribution provisions applicable to Post-2006 Company Matching Contributions.

(II)	Distribution of Excess Aggregate Contributions.

(A)

Method of Reduction. For this purpose, excess aggregate contributions means with respect to a Plan Year, the excess of the aggregate amount of Company matching contributions and After-Tax Contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, increased by any Before-Tax Contributions recharacterized as After-Tax Contributions and offset by any distributions made pursuant to Sections 3.2(c)(II) and 3.5 (b)(II), over the maximum amount of such contributions permitted under (a)(I)

or (II). The excess aggregate contributions shall be reduced commencing with the Member with the highest amount contributed for the Plan Year and reducing his After-Tax Contributions, and to the extent necessary, his Company matching contributions, by an amount equal to the lesser of the amount necessary to relieve the excess aggregate contribution or the amount necessary to reduce his Company matching contribution and after-tax amount to the next highest Company matching contribution amount. If more than one Member has the highest Company matching contribution and after-tax amount, such Members shall have these amounts decreased equally until the amount of reduction described in the preceding sentence is attained. The designated representative of the Committee shall perform the procedure described in the preceding two sentences repeatedly until no excess aggregate contributions remain.

(B)	Distribution (or forfeiture) of Excess Over Annual Limit. The Committee shall either distribute to the affected Highly Compensated Employee, or where forfeitable, forfeit the amount of the excess aggregate contributions determined under (A) above, plus any earnings attributable to the excess amount. Any such forfeiture shall be allocated pursuant to Section 5.3 and such allocation shall take place by the end of the Plan Year immediately following the Plan Year in which the excess aggregate contributions were made.

3.6	Annual Limitation on Contributions.

(a)	Defined Contribution Limit. In no event shall the aggregate of a Member’s Before-Tax Contributions, After-Tax Contributions, Company matching and discretionary contributions, special contributions, Fairmont Qualified Non-Elective Contributions and CNX Gas Qualified Non-Elective Contributions under this Plan for any Plan Year exceed the lesser of:

(I)	$45,000, as adjusted under Code section 415(d); or

(II)	100% of the Member’s 415 Compensation.

(b)	Reallocating Excess Contributions. If the limitation in Section 3.6(a) is exceeded, the excess amount for the Plan Year shall be reduced in the order described below until the limit is met:

(I)	first, by reducing the amount of the Member’s After-Tax Contributions that are not subject to Company matching contributions, including After-Tax Contributions on ICP awards, and any earnings thereon;

(II)	second, by reducing the amount of the Member’s Before-Tax Contributions that are not subject to Company matching contributions, including Before-Tax Contributions on ICP awards, and any earnings thereon;

(III)	third, by reducing a proportionate share of the amount of the Member’s After-Tax Contributions that are subject to Company matching contributions and, if applicable, corresponding Company matching contributions, and any earnings thereon;

(IV)	fourth, by reducing a proportionate share of the Member’s Before-Tax Contributions that are subject to Company matching contributions and, if applicable, corresponding Company matching contributions, and any earnings thereon;

(V)	fifth, by reducing a Member’s discretionary contributions, and any earnings thereon; and

(VI)	sixth, by reducing a Member’s Fairmont Qualified Non-Elective Contributions, and any earnings thereon, and/or CNX Gas Qualified Non-Elective Contributions, and any earnings thereon.

Any Before-Tax and After-Tax Contributions that are not subject to Company matching contributions, including Before-Tax and After-Tax Contributions on ICP awards, made under Sections 3.1 and 3.3 during the Limitation Year, and earnings thereon, shall be distributed to the Member by the close of the following Limitation Year. Notwithstanding the foregoing, the Committee should make its best efforts to distribute such contributions within two and half (2 1/2) months after the close of the Limitation Year in which the excess contributions occurred.

The excess amount attributable to the Member’s Before-Tax and After-Tax Contributions shall be distributed in accordance with paragraphs (I) - (IV) above, and the excess amount attributable to Company matching, Discretionary and Qualified Non-Elective Contributions, in accordance with paragraphs (II) and (IV)-(VI) above, shall be held unallocated in a suspense account for the Limitation Year and used to reduce Company matching contributions for the following Limitation Year (and succeeding Limitation Years, as necessary). Excess amounts attributable to Company matching contributions may not be distributed to Members.

(c)	No Exceeding 415 Limit. In no event shall the amount of any contribution determined under this Plan exceed the maximum contribution permitted under Code section 415(c).

3.7	Rollover and Transfer Contributions. The Committee and the Trustee may, subject to the requirements of the Code and within their sole discretion, accept rollover and transfer contributions from the following :

(a)	Former Member. A Former Member who, while employed by the Company, an Affiliated Corporation or a CONSOL Affiliated Corporation, participated in the CONSOL Energy Inc. Employee Retirement Plan and/or another qualified defined benefit plan maintained by an Affiliated Corporation or a CONSOL Affiliated Corporation and who received an “eligible rollover distribution” (as defined in Section 7.7(b)(I)) from such plan(s) may roll over such distribution to the Plan, provided that such rollover is made to the Plan within six (6) months of the Former Member’s Termination of Employment or, if earlier, ceasing to be an Eligible Employee.

(b)	Member Pursuant to Acquisition. A Member who was employed by the Company in connection with the acquisition of a business or facility by the Company, while employed by the Company, a trustee-to-trustee transfer of assets in cash from the trustees of a qualified defined contribution plan, as provided for in an agreement between the Company and the seller of the business or facility maintaining or contributing to the plan from which assets are to be received. The cash received will be invested in the Investment Option designated by the Committee for this purpose and allocated to each Account based on the value of a unit on the day in which the transfer takes place.

(c)	Member Who Participated in Prior Employer’s Plan. Any Member who participated in a qualified defined contribution or defined benefit plan under Code section 401(a) maintained by the Member’s prior employer may roll over to the Plan an “eligible rollover distribution” (as defined in Section 7.7(b)(I)) received from (i) the trust of the qualified plan, or (ii) an individual retirement account, provided that such account has no assets other than assets which were previously distributed to the Employee by another qualified plan, in which the distribution received represents the entire amount in the individual retirement account. If the rollover is not made directly from a qualified plan trust or individual retirement account, the rollover must be made to the Plan within sixty (60) days of the Member’s receipt of the distribution.

Amounts rolled over or transferred into the Plan pursuant to the voluntary election of a Member shall be maintained in the Member’s Rollover Account and shall be subject to the other provisions of this Plan. Any assets transferred or rolled over must be in the form of cash. Any assets rolled over must be rolled over as provided in Code section 402(c) and must have been received by the Member as an “eligible rollover distribution” (as defined in Code section 402(c)) from a qualified defined contribution plan or a qualified defined benefit plan within the meaning of Code section 401(a). Only taxable amounts may be rolled over under this Section 3.7. The cash will only be accepted if the Member has provided the investment directions to the Committee and will be allocated among the Investment Options in accordance with those investment directions.

Any Employee who becomes a Member in the Plan, and who is or has been transferred to the Company from an Affiliated Corporation or CONSOL Affiliated Corporation and has an employee account in the profit sharing plan of said Affiliated Corporation or CONSOL Affiliated Corporation, may request that the Trustee, in the manner prescribed by the Committee, accept the transfer of his entire account, if any, from such other plan, provided such transfer is permitted by the plan for the transferor corporation. Any such transfer must be requested prior to the Member’s subsequent transfer of employment from CONSOL. The Committee shall determine whether the transfer of an account to this Plan shall be in cash or in kind on the basis of uniform rules, applicable to all Members on the same basis. Amounts transferred into the Plan, as described in this paragraph, shall be held in the Before-Tax and/or After-Tax and Rollover Contribution Accounts established for such Member under the Plan and shall be subject to the provisions of the Plan.

3.8	Reemployment of Returning Veterans.

(a)	Retroactive Contributions. If a Member is in qualified military service, as that term is defined under USERRA, and he returns to employment with the Company within ninety (90) days of the end of his military leave (or such longer period of time as his reemployment rights are protected by law) such Member shall be entitled to the following:

(I)	the Member may make Before-Tax and/or After-Tax Contributions to the Plan and designate them to a particular Plan Year, or Plan Years, that he was out on military leave;

(II)	to the extent the Member makes contributions pursuant to (I) above, the Company shall make Company matching contributions on such Before-Tax and/or After-Tax Contributions in accordance with the terms of the Plan in effect during the designated Plan Year;

(III)	Special contributions under Sections 3.10 and Qualified Non-Elective Contributions under Section 3.11 and/or 3.11A, if any, that the Member would have received during the period that the Member was in qualified military service had the Member been actively employed with Fairmont Supply Company or CNX Gas Corporation during such period; and

(IV)	Discretionary contributions under Section 3.4(d), if any, that the Member would have received during the period that the Member was in qualified military service had the Member been actively employed during such period.

The Member shall be entitled to make the contributions described in (I) above during the period which begins on the Member’s reemployment date and ends upon the lesser of: (i) the product of three (3) and the number of years the Member was engaged in qualified military service under USERRA, or (ii) five (5) years from the date of reemployment.

(b)	Limitations.

(I)	Contributions made pursuant to (a)(I) above shall not be taken into account in the Plan Year during which the contributions are made for purposes of determining whether the limit under Code section 402(g) is exceeded. Contributions shall be counted as elective deferrals in the Plan Year to which the Member designated such contributions.

(II)	Contributions pursuant to (a)(I) and (a)(II) above shall not be considered in determining the Actual Deferral Percentage or Actual Contribution Percentage of the Plan for any Plan Year.

(III)	Contributions made pursuant to (a)(I) and (a)(II) above shall not be counted as an annual addition during the Limitation Year when they are made for purposes of Section 3.6. Contributions shall be counted as annual additions for purposes of Section 3.6 in the Plan Year to which the contributions are designated.

(c)	Compensation. For purposes of (a) and (b) above, the designated representative of the Committee shall treat the Member as receiving

Compensation during the period of qualified military service equal to the amount of compensation the Member would have received from the Company during such period, based on the rate of pay the Member would have received from the Company but for the absence due to military service or, if such rate of pay is not reasonably certain, the Member’s average compensation during (i) the twelve (12) month period immediately before the qualified military service, or, (ii) if shorter, the period of employment immediately before the qualified military service.

(d)	Crediting of Earnings and Allocations of Forfeitures. A Member who is entitled to a contribution pursuant to (a) above shall not be entitled to receive corresponding retroactive earnings attributable to such contribution nor shall he be entitled to participate in the allocation of any forfeiture that occurred while he was on qualified military service.

3.9	Catch-Up Before-Tax Contributions. A Member who attains age 50 prior to the end of a Plan Year and is unable to make additional Before-Tax Contributions due to the limitations imposed under Sections 1.18, 3.2 or 3.6 may elect to reduce his Compensation and/or ICP awards for the Plan Year by an amount not in excess of the limit described in Code section 414(v)(2)(B) ($5,000 in 2007 and 2008). Pursuant to Treas. Reg. § 1.414(v)-1(a)(2), a single election may be required for Catch-Up eligible Members, with any deferrals made pursuant thereto being generally applied as Before-Tax Contributions first in accordance with the terms of the Plan. Catch-Up Before-Tax Contributions under this Section 3.9 shall be held in a Member’s Before-Tax Contribution Account, but shall not be subject to the limitations described in Sections 1.18, 3.2 or 3.6. For purposes of this Section 3.9, a Member shall be deemed to have attained age 50 if he is projected to reach age 50 before the end of the Plan Year, whether or not such Member actually survives to age 50 or terminates employment during the Plan Year.

3.10	Special Contribution. Beginning with the Plan Year commencing January 1, 2004, and ending with the Plan Year which ended December 31, 2005, a contribution of up to $1,500 shall be made to the Special Contribution Account of each Fairmont Member that is either hired by the Fairmont Supply Company on or after August 1, 2003 or who has less than five (5) “Years of Service” (as defined in the CONSOL Energy Inc. Employee Retirement Plan) as of December 31, 2003. The amount of the Special Contribution for each eligible Fairmont Member for a Plan Year shall be determined by (a) dividing $1,500 by the number of pay periods for the Plan Year and (b) multiplying the quotient from (a) by the number of pay periods for which the Fairmont Employee received Compensation from Fairmont Supply Company during the Plan Year. Such contribution shall be made at least annually by the due date for filing the Company’s federal income tax return for the Plan Year (including extensions thereof) or at such earlier date or dates as the Company may determine in its sole discretion.

3.11

Fairmont Qualified Non-Elective Contribution. Beginning with the Plan Year commencing January 1, 2006, a Fairmont Qualified Non-Elective Contribution of up to $1,500 shall be made to the Fairmont Qualified Non-Elective Contribution Account of each Fairmont Member that was either hired by the Fairmont Supply Company on or after August 1, 2003 or who had less than five (5) “Years of Service” (as defined in the CONSOL Energy Inc. Employee Retirement Plan) as of December 31, 2003. The amount of the Fairmont Qualified Non-Elective Contribution for each eligible Fairmont Member for the Plan Year shall be determined by (a) dividing $1,500 by the maximum number of pay periods for which a Fairmont Employee could receive Compensation from Fairmont Supply Company during the Plan Year and (b) multiplying the quotient from (a) by the number of pay periods for which the Fairmont Employee received Compensation from Fairmont Supply Company during the Plan Year. The above allocation procedure shall comply with the applicable provisions of Treasury Regulation Section 1.401(k)-2(a)(6). In addition, Fairmont Qualified Non-Elective Contributions made hereunder for any Plan Year may be used to satisfy the tests discussed in Sections 3.2 and 3.5, where necessary. Such contribution shall be made at least annually by the due date for filing the Company’s federal income tax return for the Plan Year (including extensions thereof) or at such earlier date or dates as the Company may determine in its sole discretion.

3.11A	CNX Gas Qualified Non-Elective Contributions. Beginning with the Plan Year commencing January 1, 2007, a CNX Gas Qualified Non-Elective Contribution equal to three percent (3%) of Compensation for each payroll period will be made to the Qualified Non-Elective Contribution Account of the following CNX Members:

•

CNX Gas Corporation employees as of December 31, 2005 and who continue to be employed by CNX Gas Corporation on and after January 1, 2007 and who make a one-time election on or before December 31, 2006 to receive a CNX Gas Qualified Non-Elective Contribution in lieu of continuing to participate in the CNX Gas Corporation Employee Retirement Plan (CNX Retirement Plan);

•	CNX Gas Corporation employees who were employed on and after January 1, 2006, and who continue to be employed on and after January 1, 2007;

•

CONSOL Energy Inc. (CONSOL) employees who are transferred from employment with CONSOL to employment with CNX Gas Corporation prior to December 31, 2006, and who continue to be employed on and after January 1, 2007, who make a one-time election to receive a CNX Gas Qualified Non-Elective Contribution in lieu of electing to become a Member of the CNX Retirement Plan;

•	CONSOL Energy Inc. (CONSOL) employees who are transferred from employment with CONSOL to employment with CNX Gas Corporation on and after January 1, 2007; and

•	Eligible Employees of CNX Gas who are employed on and after January 1, 2007.

•	CNX Gas Qualified Non-Elective Contributions made hereunder for any Plan Year may be used to satisfy the tests discussed in Sections 3.2 and 3.5, where necessary. Such contribution shall be made at least annually by the due date for filing the Company’s federal income tax returns for the Plan Year (including extensions thereof) or at such earlier date or dates as the Company may determine in its sole discretion.

3.12	Disaggregated Testing. Commencing with the Plan Year starting January 1, 2003, the Fairmont Supply Company shall constitute a qualified separate line of business from the Company under Code section 414(r) for purposes of Section 3.2 and 3.5. Accordingly, in determining whether the Plan meets the requirements of Section 3.2 (except for the requirements described in Section 3.2(a)) and Section 3.5, the employees of the Fairmont Supply Company shall be disaggregated from all other Employees and any contributions with respect to the employees of the Fairmont Supply Company shall satisfy the requirements of Section 3.2 (with the exception of Section 3.2(a)) and Section 3.5 as if such contributions were made to a separate plan.

SECTION 3A

AUTOMATIC ENROLLMENT AND CONTRIBUTIONS

3A.1	Automatic Enrollment for Newly Eligible Employees/Reemployed Former Members. For Plan Years commencing January 1, 2006, newly eligible regular full-time Eligible Employees and reemployed Former Members will automatically become Members of the Plan beginning with the first payroll deduction following forty-five (45) days of employment (or reemployment), or following forty-five (45) days after completion of a Year of Service if the Eligible Employee is not employed on a regular full-time basis, and the Company will transmit six percent (6%) of Compensation (four percent (4%) of Compensation for Fairmont Members) via payroll deduction as Before-Tax Contributions to such Member’s Before-Tax Contribution Account, unless the Member makes a specific Contribution Election pursuant to Section 1.18 or declines to enroll in accordance with the procedures set forth in Section 3A.3 below. Such contribution shall be made no later than the time prescribed by law after such amounts would otherwise have been payable to the Member in cash.

Any Before-Tax Contributions made to the Plan pursuant to this Section 3A.1 will be invested as determined by Merrill Lynch Advice Access if no Investment Option election is on file.

3A.2

Automatic Increase in Enrollment for Members Not Contributing or Contributing Less Than Six percent (6%) of Compensation to the Plan. For the Plan Year commencing January 1, 2006 and periodically thereafter for succeeding Plan Years, Members of the Plan who are not contributing at least six percent (6%) of Compensation (four percent (4%) of Compensation for Fairmont Members) to the Plan as Before-Tax Contributions will automatically have their contributions increased to six percent (6%) of Compensation (four percent (4%) of Compensation for Fairmont Members), on a before-tax basis via payroll deduction beginning with the first payroll deduction following January 1 of each year, unless the Member makes a specific Contribution Election pursuant to Section 1.18 or declines such increase in accordance with the procedures set forth in Sections 3A.3 or 3A.4 below. Any Before-Tax Contributions made to the Plan pursuant to this Section 3A.2 will be invested as determined by Merrill Lynch Advice Access if no Investment Option election is on file.

3A.3	Declination of Enrollment for New/Rehired Employees or Eligible Employees who are not participating in the Plan. For Plan Years beginning on and after January 1, 2006, any newly hired/rehired employee and/or Eligible Employee who chooses to decline to be automatically enrolled in the Plan in accordance with the provisions of 3A.1 or 3A.2 above, may do so by completing a Declination of Automatic Enrollment Election in the form prescribed by the designated representative of the Committee within thirty (30) days. If a newly hired/rehired employee and/or newly Eligible Employee declines automatic enrollment, he may elect to participate in the Plan at any time by complying with the requirements of Section 1.18.

3A.4	Declination of Increase in Enrollment for Members Contributing Less Than Six Percent (6%) of Compensation (Four Percent (4%) of Compensation for Fairmont Members) to the Plan. For Plan Years beginning January 1, 2006, and periodically thereafter for succeeding Plan Years, any Member who is not contributing six percent (6%) of Compensation to the Plan on a before-tax basis as of the January 1 Plan anniversary date when the increase to six percent (6%) (four percent (4%) for Fairmont Members) would otherwise occur as a result of automatic enrollment, may decline such increase by completing the appropriate section of a Declination of Automatic Enrollment Election in the form prescribed by the designated representative of the Committee within thirty (30) days. If a Member who is contributing less than six percent (6%) of Compensation (four percent (4%) of Compensation for Fairmont Members) to the Plan on a before-tax basis declines an increase to six percent (6%) (four percent (4%) for Fairmont Members), he may increase/decrease the rate of his Before-Tax Contributions at any time by complying with the requirements of Section 1.18.

SECTION 4

VESTING

4.1	Company Matching and Discretionary Contributions.

(a)	Vesting. Effective January 1, 2006, and thereafter, a Member’s pre-2007 matching contributions, post-2006 matching contributions, discretionary contributions, special contributions and Fairmont Qualified Non-Elective Contributions and/or CNX Gas Qualified Non-Elective Contributions shall be immediately 100% vested.

In addition, a Member shall be fully vested in any earnings credited to such pre-2007 matching contributions, post-2006 matching contributions, discretionary contributions, special contributions and Fairmont Qualified Non-Elective Contributions and/or CNX Gas Qualified Non-Elective Contributions.

In the case of any Member who incurred five (5) consecutive One-Year Breaks-In-Service on or before December 31, 2005, and was not fully vested prior to said One-Year Breaks-In-Service, Years of Service after such five (5) year period shall not be taken into account for the purpose of determining the nonforfeitable percentage of his Account balance derived from contributions that accrued before such five (5) year period.

A Member who was a participant in the AMVEST Plans and whose AMVEST Plans account(s) were merged into the Plan effective December 31, 2008, shall be 100% vested in such Accounts effective December 31, 2008.

A Member who was a participant in the R&P Plan and whose R&P Plan account(s)

were spun off to the Plan effective January 31, 2009 shall be 100% vested in such merged Accounts effective January 31, 2009.

SECTION 5

FORFEITURES

5.1	Forfeiture Upon Termination of Employment on or before December 31, 2005. Any portion of a Member’s Pre-2007 Matching Contribution Account not vested upon Termination of Employment on or before December 31, 2005, will be forfeited upon occurrence of five consecutive One-Year Breaks-In-Service on or after January 1, 2001.

5.2	Forfeiture Upon In-Service Distribution on or before December 31, 2005. A Member’s Pre-2007 Company Matching Contribution Account in which he is not vested that is attributable to Before-Tax and/or After-Tax Contributions not in excess of six percent (6%) of Compensation (up to twelve percent (12%) of Compensation for a Fairmont Member) will be forfeited upon the occurrence of an In-Service Distribution on or before December 31, 2005. A Member shall also forfeit the Company special contributions, and earnings thereon, in which he was not vested if he took a full withdrawal on or before December 31, 2005.

5.3	Allocation. Any forfeitures shall be used to:

(a)	reduce the reasonable expenses of the administration of the Plan and Trust; or

(b)	reduce the Company’s contributions under Sections 3.4 for the Plan Year in which the forfeiture occurs or any subsequent Plan Year.

5.4

Restoration of Benefits. The Company shall restore a reemployed Employee’s Pre-2007 Matching Contribution Account which is subject to forfeiture under Section 5.1, which will be one hundred percent (100%) non-forfeitable when restored, if the Employee incurs less than five consecutive One-Year Breaks-In-Service prior to reemployment and, if the distribution of the Employee’s Before-Tax Contribution

Account and/or After-Tax Contributions Account was made on or after January 1, 2001 under Section 7 on account of his Termination of Employment, the Employee contributes to the Plan the full amount that was distributed to him from his Before-Tax Contribution Account and/or After-Tax Contribution Account within five (5) years of the date he received the distribution.

Also, the Company shall restore a reemployed Employee’s Pre-2007 Matching Contribution Account which is subject to forfeiture under Section 5.1, which will be 100% non-forfeitable when restored, if the Employee incurs less than five consecutive One-Year Breaks-In-Service prior to reemployment and the Employee did not withdraw all or any portion of his Before-Tax and/or After-Tax Contribution Account on account of his Termination of Employment on or before December 31, 2005, provided such Termination of Employment occurred on or after January 1, 2001.

The Company shall also restore an Employee’s Pre-2007 Matching Contribution Account that was forfeited under Section 5.2 provided that the Employee:

(a)	does not incur five consecutive One-Year Breaks-In-Service after the distribution, if the distribution was made on or after January 1, 2001, and

(b)	contributes to the Plan, no later than five (5) years from the date on which he reemployed, the full amount of the distribution of his Before-Tax Contribution Account and/or After-Tax Contribution Account, provided the distribution was made on or after January 1, 2001.

SECTION 6

ALLOCATIONS AND INVESTMENTS

6.1	Individual Accounts. The Accounts described in Section 1.1 have been established and maintained in the name of each Member to which there shall be credited (or debited) such Member’s share of, respectively, After-Tax Contributions, Before-Tax Contributions, Company matching contributions, Company discretionary contributions, special contributions, Fairmont Qualified Non-Elective Contributions, CNX Gas Qualified Non-Elective Contributions, and rollover contributions made pursuant to Section 3. The Committee shall adjust, as of each Valuation Date, the balance of each Member’s Accounts to reflect the current market value of the Investment Options in which such Accounts are invested. A Member’s interest in any Investment Option shall be determined and accounted for based on his beneficial interest in any such Option, and no Member shall have any interest in or rights to any specific asset of any Investment Option.

6.2	Investment of Accounts.

(a)	The Committee shall offer one or more Investment Options as investment choices for the Member’s investment election; provided, however, that the Plan must have as Investment Options the two funds set forth in Section 6A.1.

(b)	The designated representative of the Committee shall provide Members with directions as to how to obtain information sufficient to enable Members to make informed investment elections. The Committee, however, shall not provide investment advice to a Member with respect to an investment.

(c)	Each Member shall be responsible for directing the investment of all funds in his Accounts. Member investment directions shall be made in a manner prescribed by the designated representative of the Committee.

(d)

A Member shall direct how he wants the contributions to his After-Tax Contribution Account, Before-Tax Contribution Account, Pre-2007 Matching Contribution Account, Post-2006 Matching Contribution Account, Discretionary Contribution Account, Fairmont Qualified Non-Elective

Contribution Account, CNX Gas Qualified Non-Elective Contribution Account and Rollover Account allocated among the Investment Options in accordance with established procedures. A Member may change such allocation at such time or times as permitted under such established procedures.

(e)	Subject to the terms and limitations of the various Investment Options, each Member may direct at such time or times, in accordance with established procedures, that amounts held in one or more of the the Investment Options described in subsection (a), hereof, may be transferred to, from or between such Investment Options.

(f)	As indicated in the applicable provisions of Section 3A, any automatic contributions that are made to the Plan will be invested as determined by Merrill Lynch Advice Access or its successor, if no Investment Option election is on file.

6.3	Allocations of Earnings and Losses. Allocations of earnings and losses to Member Accounts shall be accomplished as follows:

(a)	The dividends, capital gains distributions, and other earnings received on any share or unit of an Investment Option that is specifically credited or earmarked to a Member’s Account under the Plan in accordance with the directed investment provisions of this Section 6 shall be allocated to such Account and immediately reinvested, to the extent practicable, in additional shares or units of such Investment Option.

(b)

To the extent not otherwise provided in paragraph (a) above, the assets of each Investment Option shall be valued by the Trustee at their current fair market value as of each Valuation Date, and the earnings and losses of the Investment Option since the immediately preceding Valuation Date shall be allocated to the Accounts of all Members with interests in that Investment Option in the ratio that the fair market value of each such interest as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date, bears to the total fair market value of all such interests as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date.

6.4	Allocation to Individual Accounts. The Accounts of each Member shall be adjusted as of each Valuation Date by (a) reducing such Accounts by any Plan administrative expenses, withdrawals and/or distributions made therefrom since the preceding Valuation Date, and then (b) increasing or reducing such Accounts by the Member’s share of earnings and losses, determined pursuant to Section 6.3, and the expense of administering the Investment Options since the preceding Valuation Date, and (c) crediting such Accounts with any contributions allocated thereto since the preceding Valuation Date.

6.5	Fiduciary Responsibility. This Plan is intended to constitute a plan described in ERISA section 404(c), and Title 29 of the Code of Federal Regulations §2550.404c-1. None of the Company, the Committee, the Trustee, or any other Plan fiduciary shall be liable for any losses which are the result of investment instructions provided by any Member, beneficiary or alternate payee, as that term is defined in Code section 414(p).

SECTION 6A

ESOP PROVISIONS

6A.1	ESOP Portion. Effective as of January 1, 2002 the ESOP portion of the Plan shall consist of the CONSOL Energy Stock Fund and, effective as of January 1, 2006, the CNX Gas Corporation Stock Fund.

6A.2	Distribution of Dividends. Notwithstanding anything to the contrary in Section 6.3(a), a Member (or his beneficiary) shall be offered an election to receive a payment or distribution of cash dividends that are declared on or after January 23, 2002, on his interest in the CONSOL Energy Stock Fund or that are declared on or after January 30, 2006, on his interest in the CNX Gas Corporation Stock Fund. If a Member (or his beneficiary) elects to receive a distribution at the election of the Company, the dividend may be paid by the Company directly to the Member (or beneficiary), or to the Plan pursuant to Section 6.3(a), and then distributed to the Member (or beneficiary) not later than ninety (90) days after the close of the Plan Year in which paid to the Plan.

If a Member does not elect to receive a distribution of dividends, the Member will be deemed to have elected to have dividends reinvested in the CONSOL Energy Stock Fund and/or CNX Gas Stock Fund pursuant to the requirements of Section 6.3(a). The Committee shall determine the manner and timing of the elections, dividend payments or distributions, and reinvestment in the CONSOL Energy Stock Fund and/or CNX Gas Stock Fund described in this Section 6A.2 and Section 6.3(a) in any manner that is consistent with Code section 404(k) and other applicable provisions of the Code and ERISA.

6A.3	Distribution of CONSOL Energy Stock and CNX Gas Corporation Stock. A Member shall have the right to demand that the value of the portion of his or her ESOP Account not diversified pursuant to Section 6.2 be distributed solely in CONSOL Energy Stock and/or CNX Gas Corporation Stock.

6A.4	Option to Have the Company Purchase CONSOL Energy Stock and CNX Gas Corporation Stock. In accordance with sections 409(h)(4), (5) and (6) of the Code, if the CONSOL Energy Stock and/or CNX Gas Corporation Stock is or becomes not readily tradable on an established market, then any Member who otherwise is entitled to a total distribution from the Plan shall have the right (hereinafter referred to as the “Put Option”) to require that the CONSOL Energy Stock and/or CNX Gas Corporation Stock in his ESOP Account be repurchased by the Company. The Put Option shall only be exercisable during the sixty-day (60-day) period immediately following the date of distribution and, if the Put Option is not exercised within such sixty-day (60-day) period, it can be exercised for an additional sixty (60) days in the following Plan Year.

The amount paid for the CONSOL Energy Stock and/or CNX Gas Corporation Stock pursuant to the exercise of a Put Option as part of a total distribution shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the request for total distribution is made and not exceeding five (5) years. There shall be adequate security provided and reasonable interest paid on an unpaid balance due under this Section.

If the Company is required to repurchase CONSOL Energy Stock and/or CNX Gas Corporation Stock as part of an installment distribution, the amount to be paid for the CONSOL Energy Stock and/or CNX Gas Corporation Stock will be paid not later than thirty (30) days after the exercise of the Put Option.

6A.5	Voting of CONSOL Energy Stock and CNX Gas Corporation Stock. Members shall be entitled to direct the Trustee as to the voting of shares of CONSOL Energy Stock and/or CNX Gas Corporation Stock reflecting their proportional interest in the CONSOL Energy Stock Fund and/or CNX Gas Corporation Stock Fund.

6A.6	Vesting of Dividends Paid on CONSOL Energy Stock. Notwithstanding any provision to the contrary, Members shall be fully vested at all times in dividends paid on CONSOL Energy Stock held in the CONSOL Energy Stock Fund and/or CNX Gas Corporation Stock held in the CNX Gas Corporation Stock Fund.

SECTION 7

DISTRIBUTIONS & WITHDRAWALS

7.1	Distributions Upon Termination of Employment. Notwithstanding any Plan provision to the contrary, with respect to distributions from the Plan made for calendar years beginning on and after January 1, 2003, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the final regulations that were issued on April 17, 2002. With respect to distributions from the Plan made on or after February 1, 2001 for the calendar years beginning on January 1, 2001 and January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations that were proposed on January 17, 2001.

(a)	Termination of Employment on or after March 28, 2005, with Vested Account Balance of $1,000 or Less. When a Member incurs a Termination of Employment and the value of his vested Accounts does not exceed $1,000, he shall receive his vested Account balances in a lump sum as soon as administratively feasible after the earliest date on which the amount of such benefits can be ascertained. Such distribution shall be deemed to have occurred if the vested portion of the terminated Member’s Account is equal to zero.

(b)

Termination of Employment on or after March 28, 2005, with Vested Account Balance of More than $1,000. When a Member incurs a Termination of Employment and the value of his Accounts exceed $1,000, he may elect to receive all or a portion of his applicable Accounts on or after his Termination of Employment and before the April 1 of the calendar year following the year in which the Member attains age 70  1/2 in accordance with the following:

(I)	Full Distribution. Each Member may receive a full distribution by electing to receive the maximum amount available from his applicable Accounts.

(II)	Partial Distribution. A Member may elect to receive a partial distribution from his applicable Accounts in the following order:

•	After-Tax Contribution Account

•	Rollover Account

•	Pre-2007 Matching Contribution Account

•	Before-Tax Contribution Account

•	Post-2006 Matching Contribution Account

•	Discretionary Contribution Account

•	Fairmont Qualified Non-Elective Contribution Account

•	CNX Gas Qualified Non-Elective Contribution Account

A Member shall be limited to three partial distributions in any calendar year. Each partial distribution under this Section 7.1(b)(II) shall be made in the order specified above, provided the value of such Account or Accounts is sufficient to satisfy his partial distribution request.

(III)	Periodic Payment Options.

For any of the periodic payment options listed in Subsections (A)-(C) below, the assets in each Account shall be distributed on a pro rata basis based on the value, as applicable, of the Before-Tax Contribution Account, After-Tax Contribution Account, Pre-2007 Matching Contribution Account, Post-2006 Matching Contribution Account, Discretionary Contribution Account, Fairmont Qualified Non-Elective Contribution Account, CNX Gas Qualified Non-

Elective Contribution Account and Rollover Account bears to the aggregate value of the Member’s Accounts to the extent necessary to make such payments.

(A)	Periodic Payment Option. A Member may elect, in the manner prescribed by the Committee, monthly or annual payments calculated on the Member’s actuarial life or the Member’s and his beneficiary’s joint actuarial lives. The electing Member’s Accounts shall be valued as of the effective date of his Periodic Payment Option election and thereafter revalued prior to January 31 of each year. Annual payments shall be calculated by dividing the value of the Member’s Accounts on the effective date of his Periodic Payment Option election (or the most recent date on which the Accounts were revalued, as the case may be) by the number of years then remaining in the electing Member’s actuarial life (or if the Member so elects, in the joint actuarial lives of the Member and the beneficiary designated at the time of the Periodic Payment Option election). In the event an election is made to receive monthly payments pursuant to this Option, the amount of such monthly payments shall be calculated by dividing the annual payment that he would receive on an annual basis by twelve (12). If an election is made to receive either monthly or annual payments pursuant to this option, the assets in the Member’s Accounts shall be liquidated on a pro rata basis, based on the value of the investments in the Accounts to the extent necessary to make such payments. A Member that has commenced payments under this Periodic Payment Option may elect for future years to change between monthly and annual installments.

(B)	Variable Periodic Payment Option. A Member may elect, in the manner designated by the Committee, the number of years over which he elects to receive payments; provided, however, that such number of years shall not be less than two (2) years nor more than his actuarial life (or the joint actuarial lives of the Member and his designated beneficiary). The Member’s Accounts shall be valued as of the effective date of his Periodic Payment Option election and prior to January 31 of each year following such election. In the event an election is made to receive monthly payments pursuant to this option, the amount of each such monthly payment shall be calculated by dividing the value of the electing Member’s Accounts on: (i) the effective date of his Periodic Payment Option election by the number of months under which he has elected to receive monthly payments; and (ii) prior to January 31 of each subsequent year by the number of months under which he elected to receive payments, less the number of months since the effective date of his Periodic Payment Option election. In the event an election is made to receive annual payments pursuant to the terms of this option, the amount of such annual payment shall be calculated by dividing the value of the electing Member’s Accounts as of: (i) the effective date of his Periodic Payment Option election by the number of years under which he has elected to receive annual payments; and (ii) prior to January 31 of each subsequent year by the number of years under which he has elected to receive annual payments less the number of years since the effective date of his Periodic Payment Option election.

(C)	Fixed Periodic Payment Option. A Member may elect to receive annual or monthly payments in an amount designated by the Member. The designated amount shall be paid on an annual or monthly basis to the electing Member until such time as his Account balances are zero.

(D)	Periodic Payment Options in Effect for Retirees. A Member who retired prior to October 1, 1988 (or April 1, 1986, if applicable) may receive his vested Account balances in accordance with the following:

(i)	Any retired Member who before April 1, 1986 received one or more payments under a Cash Payment Option may continue to receive his Plan assets under the terms of the Plan in effect prior to April, 1986. Alternately, he may elect to receive his remaining Account balances in the Periodic Payment Option by written direction to the Trustee filed at a time and in a form prescribed by the Committee. Such election shall be made before the anniversary of the retired Member’s Cash Payment Option election next following April 1, 1986.

(ii)

Any retired Member who before October 1, 1988, received one or more payments under the Fixed Cash Payment Option (now designated the “Variable Periodic Payment Option”) may continue to receive his Account balances under the terms of the Plan in effect prior to October 1, 1988. Alternately, he may elect to receive his remaining Account balances in the Periodic Payment Option or Variable Periodic Payment Option,

by written direction to the Trustee filed at a time and in a form prescribed by the Committee.

(iii)	Any retired Member who before October 1, 1988, received one or more payments under the Variable Cash Payment Option may continue to receive his Account balances under the terms of the Plan in effect prior to October 1, 1988. Alternatively, he may elect to receive his remaining Account balances in the Variable Periodic Payment Option, by written direction to the Trustee filed at a time and in a form prescribed by the Committee.

In the event that a Member receiving payments under one of the above options is reemployed by the Company, no further payments shall be made until he subsequently terminates employment.

(c)

Mechanics. A Member shall make such election to receive a distribution in a form prescribed or approved by the designated representative of the Committee. Distribution shall occur as soon as reasonably practicable following the receipt of the request by the designated representative of the Committee and the designated representative of the Committee’s determination of the value of the Member’s Accounts for purposes of distribution. In the case of a full or partial distribution, the value of the Accounts to be distributed shall be based on the value of the Member’s Accounts on the Valuation Date that the request for the distribution is processed. To the extent practicable, if the Member so requests, payment shall be made in kind. A Member may choose between a fund liquidation or pro rata sequence by applicable account type for a partial distribution; provided, however, if the Member has an ESOP Account, the account will not be available for a distribution hereunder if the Member is an “insider”

within the meaning of that term under Rule 16(b) of the Securities Act of 1934, unless there is an open trading window.

(d)

Mandatory Distribution Date. In no event shall distributions commence later than April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70 1/2, or (ii) the calendar year in which the Member retires. If the Member owns 5 percent or more of the stock of the Company or a Related Company (including any ownership attributable from a related party under Code section 318), distributions must begin by April 1 of the calendar year following the year in which the Member attains age 70 1/2.

Notwithstanding the foregoing, for Members who attain age 70 1/2 prior to January 1, 2001, distributions shall commence no later than April 1 of the calendar year following the calendar year in which such Member attains age 70 1/2; provided, however, that a Member who attains age 70 1/2 on or after January 1, 1998 and before January 1, 2001 may elect to defer the commencement of distributions until the April 1 following the calendar year of his actual retirement.

Payments under this subsection (d) shall be made in the form of the Periodic Payment Option, unless the Member elects to receive the lump sum payment described in Section 7.1(b)(I) or any other periodic payment option described in Section 7.1(b)(III). A Member may also elect to receive up to three partial withdrawals per year, in accordance with Section 7.1(b)(II), in addition to, but not in lieu of, any periodic payment option described in Section 7.1(b)(III).

On and after January 1, 2006, if a Member has a Termination of Employment and has not received a full distribution of his applicable Accounts prior to the April 1 of the calendar year following the year in which he attains age 70 1/2, the Member’s Account balances shall be paid in the form of the Periodic Payment Option unless the Member elects to receive the lump sum payment described in Section 7.1(b)(I) or any other periodic payment option described in Section 7.1(b)(III). A Member may also elect to receive up to three partial withdrawals per year, in accordance with Section 7.1(b)(II), in addition to, but not in lieu of, any periodic payment option described in Section 7.1(b)(III).

(e)

Election to Change Payment Option by Retiree. Any retired Member who has not attained age 70 1/2 and who, before January 1, 1993, received one or more payments under the Cash Payment Option or the Fixed Cash Payment Option as they existed prior to January 1, 1993, or who made an election pursuant to Section 7.1(b)(III)(D) above, may revoke his prior election and elect to receive his Account balances in accordance with the Fixed Periodic Payment described in Section 7.1(b)(III)(C) above.

Any retired Member, including a retired Member who retired prior to January 1, 1993, who has not attained the age of 70 1/2 and who has received one or more Periodic Payments pursuant to Section 7.1(b)(III) above may, in the manner designated by the Committee, revoke his election and elect any other Periodic Payment Option under Section 7.1(b)(III). A retired Member may make a new election once each calendar year. Alternatively, the retired Member may revoke his election and elect to defer receipt of his remaining Account balances to a date no later than the mandatory distribution date described in Section 7.1(d).

A Member may change the form of payment under the Periodic Payment Option between monthly and annual installments as set forth in Section 7.1(b)(III)(A) above.

(f)	Death Benefits. If a Member dies before he elects to receive his benefits, or if a Member who has elected to receive his benefits dies prior to the date payments commence or are completed, his beneficiary shall receive the remainder of the Member’s Account balances under the Plan in accordance with the following:

(I)	Surviving Spouse Beneficiary. If the beneficiary is the surviving spouse of a Member who died prior to the time his Accounts are fully distributed to him, the surviving spouse beneficiary:

(A)	shall be treated as if she were a Member in the Plan for purposes of Section 7; and

(B)

if the Member died prior to the mandatory distribution date described in Section 7.1(d), the surviving spouse may elect any of the payment options described in Sections 7.1(b)(I) - (III) as if the surviving spouse were a Member who had reached his Termination of Employment; provided, however, that distributions commence by the later of: (i) the December 31 of the year during which the Member would have reached age 70 1/2, and (ii) the December 31 of the calendar year immediately following the year in which the Member died. If the Member died after the mandatory distribution date, payment from his Accounts shall continue to his surviving spouse in the form payable to the Member, unless the surviving spouse elects to receive the remaining Account balances in one lump sum payment as soon as administratively feasible following the Member’s death.

(II)

Non-Spouse Beneficiary. If the beneficiary is a person other than the Member’s surviving spouse, or is a trust or other entity, a lump sum payment of the Account balances to which the beneficiary is entitled shall be made upon the election of the beneficiary, but no later than the December 31 of the calendar year containing the fifth anniversary of the Member’s death. Such non-spouse beneficiary may elect a direct rollover pursuant to Section 7.7 provided that such rollover is made only to an inherited individual retirement account or annuity pursuant to Section 7.7(b)(II).

(g)	Beneficiaries. Any Member may file with the Trustee a designation, in the form prescribed by the designated representative of the Committee, of the beneficiary or beneficiaries to receive all or part of his Accounts upon his death, subject to the following:

(I)	Married Members. In the case of a married Member, the Member’s sole beneficiary shall be his spouse. If the Member wishes to change his beneficiary to a person(s) other than his spouse, such election must be in writing and consented to by the Member’s spouse. Such consent will be irrevocable and must acknowledge the effect of such change of election and be witnessed by a notary public. Such consent shall not be required if it is established to the satisfaction of the designated representative of the Committee that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by applicable Treasury Regulations.

A Member’s election to designate a beneficiary other than his spouse may be revoked by the Member, in writing, without the consent of the spouse at any time prior to the date his request for a distribution is processed. The number of revocations shall not be limited. A former spouse’s consent shall not be binding on a new spouse.

(II)

Change to Beneficiary Designation. Any Member may from time to time change or cancel his existing beneficiary designation by filing a new written designation with Trustee in the form prescribed by the designated representative of the Committee ( which may include on line or electronic beneficiary designations). The last such designation received by the Trustee shall be controlling over any testamentary or other disposition. Any change in beneficiary by a married Member must be made in accordance with paragraph (I) above.

(III)	Effect of Beneficiary Designation. No designation, change or cancellation of any beneficiary designation under the Plan shall be effective unless received by the Trustee prior to the Member’s death, nor shall it be effective as of a date prior to such receipt.

(IV)	Absence of Valid Designation of Beneficiaries. If a Member has no valid beneficiary designation on file with the Company or Trustee, or his beneficiary has predeceased him, the Committee shall designate as the beneficiary or beneficiaries such Member’s children and, if none, then such Member’s estate. If the Trustee shall be in doubt as to the right of any beneficiary, the Trustee may pay the amount in question to the estate of the deceased Member in which event the Trustee, the Company, and the Committee shall not have any further liability to anyone. The Committee’s determination of this matter shall be binding.

7.2	Distributions During Employment.

(a)	Hardship Withdrawals.

(I)

Withdrawal. Prior to attaining age 59 1/2 and while employed by the Company, a Member may withdraw all or a portion of his Before-Tax Contributions, and earnings attributable to those contributions that were credited to the Member’s Before-Tax Contribution Account as of December 31, 1988, but only to:

(A)	pay for medical expenses, as described in section 213(d) of the Code, previously incurred by the Member, the Member’s spouse or any of the Member’s dependents (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

(B)	purchase (excluding mortgage payments) a principal residence of the Member;

(C)	pay for tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Member, his spouse, children, or dependents (as defined in section 152 of the Code and for taxable years beginning on or after January 1, 2005 without regard to sections 152(b)1,(b)(2) and (d)(1)(B) of the Code);

(D)	prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence;

(E)	pay for burial or funeral expenses for the Member’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code, and for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B) of the Code);

(F)	pay expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(G)	pay such other expenses, debts, or other obligations recognized by the Internal Revenue Service as giving rise to an immediate and heavy financial need for purposes of section 401(k) of the Code.

(II)	Prerequisites for Hardship Withdrawal.

(A)	Deemed Financial Need. The designated representative of the Committee may deem a Member’s request for a hardship distribution necessary to satisfy the need, provided the Member establishes in a sworn and notarized statement that he has first obtained all distributions (including any available In-Service Withdrawals described in Section 7.2(b) below), other than hardship distributions, and all nontaxable loans (at the time of the financial need) currently available under this Plan or any other plan maintained by the Consol Energy Inc. controlled group of companies. In addition, a Member must elect to receive distribution of dividends from his ESOP Account.

(III)	Restrictions on Hardship Withdrawals.

(A)	No investment income related to Before-Tax Contributions that accrues after December 31, 1988 may be withdrawn.

(B)	The distribution may not exceed the amount necessary to pay the expenses (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution) described in Section 7.2(a)(I)(A) - (G) above.

(C)	Amounts contributed to a Member’s Before-Tax Contribution Account in accordance with Section 3.2(c)(I), and to a Member’s Post-2006 Matching Contribution Account in accordance with Section 3.5(b)(I), may not be withdrawn under this Section 7.2(a).

(D)	A Member may not withdraw any Before-Tax Contributions, or earnings thereon, on account of a financial hardship until he withdraws the entire amount in his After-Tax Contribution Account, Rollover Account, and Pre-2007 Matching Contribution Account, exclusive of any loan balance.

(IV)	Effect of Hardship Distribution. If the Member’s financial need is a deemed financial need in accordance with Section 7.2(a)(II)(A) above, the Member will not be permitted to make Before-Tax Contributions, Catch-Up Before-Tax Contributions or After-Tax Contributions (and will not be eligible to receive any matching contributions) under this Plan or any other plan maintained by the Company (which includes a stock option, stock purchase or similar plan, but does not include a cafeteria plan to which salary reduction contributions are used to purchase health and welfare benefits) for a period of six (6) months after receipt of the hardship withdrawal.

(V)

Mechanics. A Member may apply for a hardship distribution by making a request in a form prescribed or approved by the Committee. Distribution shall occur as soon as reasonably practicable following the receipt of the request and determination by the Plan’s recordkeeper, on behalf of the Committee, that the request meets the requirements in Sections 7.2(a)(I) and (II) above. A Member may choose between a fund liquidation or pro rata sequence by applicable account type for a hardship distribution; provided, however, if the Member has an ESOP Account, the ESOP Account will not be available for a distribution hereunder if the Member is an “insider” within the meaning of that term under Rule 16(b) of the Securities Act of 1934, unless there is an open trading window.

(b)	In-Service Withdrawals

(I)()

In-Service Full or Partial Withdrawal Before the Member Has Attained Age 59   1/2. A Member who has not attained age 59  1/2 may withdraw the full value of the applicable following Accounts or may take a partial withdrawal (which is any amount less the full value) of the applicable Accounts in the following order:

•	After-Tax Contribution Account

•	Rollover Account

•	Pre-2007 Matching Contribution Account

A Member may choose between a fund liquidation or pro rata sequence by applicable account type for an in-service distribution; provided, however, if the Member has an ESOP Account, this Account will not be available for a distribution hereunder if the Member is an “insider” within the meaning of that term under Rule 16(b) of the Securities Act of 1934, unless there is an open trading window.

(A)

Deemed Withdrawals. For purposes of applying the suspension provisions set forth in Section 7.3 below, a Member who has not attained age 59  1/2 shall be deemed to withdraw amounts from his applicable Accounts in the following sequence:

•	After-Tax Contribution Account

•	Rollover Account

•	Pre-2007 Matching Contribution Account

(II)

In-Service Full or Partial Withdrawal After the Member Has Attained Age 59   1/2. A Member who has attained age 59  1/2 may withdraw, exclusive of any outstanding loan balance, the full value of the applicable Accounts or may take a partial withdrawal (which is any amount less than the full value) of the applicable Accounts in the following order:

•	After-Tax Contribution Account

•	Rollover Account

•	Pre-2007 Matching Contribution Account

•	Before-Tax Contribution Account

•	Post-2006 Matching Contribution Account

•	Discretionary Contribution Account

•	Fairmont Qualified Non-Elective Contribution Account

•	CNX Gas Corporation Qualified Non-Elective Contribution Account

•	Effective December 31, 2008, AMVEST Roth 401(k) Account

•	Effective December 31, 2008, Merged Plan QNEC Account

(c)

A Member shall be limited to three partial withdrawals in any calendar year. For purposes of this Section 7.2(c), the following shall not be considered a partial withdrawal: (I) amounts withdrawn prior to age 59  1/2 pursuant to Section 7.2(a) on account of financial hardship; (II) a deemed distribution under Section 7.4 on account of a defaulted loan before January 1, 2007; and

(III) a payment pursuant to a qualified domestic relations order under Section 7.8.

(d)	Restrictions on Withdrawals. Any withdrawals made under Section 7.2(b) shall also be subject to the following conditions:

(I)	A Member may not make more than three partial withdrawals from his Accounts during any calendar year. In no event shall a hardship withdrawal under Section 7.2(a), a deemed distribution under Section 7.4 on account of a defaulted loan before January 1, 2007, or a payment pursuant to a qualified domestic relations order under Section 7.8 be considered one of the three withdrawals available during the calendar year. However, any deemed distribution under Section 7.4 on account of a defaulted loan on or after January 1, 2007 shall be considered one of the three withdrawals available during the calendar year.

(II)

A Member may not withdraw any Before-Tax Contributions or earnings credited to his Before-Tax Contribution Account before January 1, 1989 prior to his attainment of age 59  1/2, except on account of a financial hardship described in Section 7.2(a)(I).

(III)

A Member may not withdraw any amounts contributed to his Post-2006 Matching Contribution Account, or his Before Tax Contribution Account or Pre 2007 Matching Contribution Account in accordance with Sections 3.2(c)(I) and 3.5(b)(I), or earnings credited to his Before-Tax Contribution Account after December 31, 1988, prior to his attainment of age 59  1/2.

(c)	Mechanics. An election to receive a full or partial withdrawal shall be made on a form prescribed or approved by the Committee at any time during the calendar year. Distribution shall occur as soon as reasonably practicable following the receipt of the request by the designated representative of the Committee and the designated representative of the Committee’s determination of the value of the Member’s Accounts for purposes of distribution. The value of the Accounts to be distributed shall be based on the value of his Accounts on the Valuation Date that the request for withdrawal is processed. A Member may choose between a fund liquidation or pro rata sequence by applicable account type for a full or partial withdrawal; provided, however, if the Member has an ESOP Account, this Account will not be available for a withdrawal hereunder if the Member is an “insider” within the meaning of that term under Rule 16(b) of the Securities Act of 1934, unless there is an open trading window.

7.3	Suspension of Contributions after Withdrawal or Distribution.

(a)

Suspension of Match on Full or Partial Withdrawal for Members Less Than Age 59  1/2. In the event a Member who is less than age 59  1/2 withdraws all or a portion of his Pre-2007 Matching Contribution Account that has been in the Trust for less than twenty-four (24) months, such Member may not receive matching contributions for a period of six (6) months following his most recent withdrawal. This Section 7.3(a) will expire in accordance with the 401(k) and 401(m) safe harbor rules.

During the period of suspension provided for in this Section 7.3(a), a Member may continue to make After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Before-Tax Contributions (including any After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Before-Tax Contributions from ICP Awards) until he voluntarily elects to discontinue such Contributions.

If a Member takes a withdrawal during the time he is precluded from receiving matching contributions pursuant to this Section 7.3(a), the six-month suspension period imposed for any previous withdrawal shall run concurrently with the six-month suspension period following his most recent withdrawal. This applicable suspension period shall be included in determining the Member’s Years of Service under the Plan.

The suspension of matching contributions described in this Section 7.3(a) shall not apply to a Member who makes a withdrawal prior to age 59  1/2 of all or a portion of his:

•	After-Tax Contribution Account;

•	Rollover Account; and/or

•	Pre-2007 Matching Contribution Account that has been in the Trust for twenty-four (24) months or more.

(b)	Suspension of After-Tax Contributions and Before-Tax Contributions after Hardship Withdrawal. If a Member has withdrawn any amounts from his Before-Tax Contribution Account on account of financial hardship pursuant to Section 7.2(a), such Member may not make any After-Tax Contributions to his After-Tax Contribution Account or Before-Tax Contributions to his Before-Tax Contribution Account for a period of six (6) months following his most recent withdrawal.

7.4

Loans. The Committee may adopt and modify the loan policy for Members under the Plan. The loan policy must be a written document and must include: (i) the identity of the person or positions authorized to administer the Member loan program; (ii) a procedure for applying for the loan; (iii) the criteria for approving or denying a loan; (iv) the limitations, if any, on the types and amounts of loans available; (v) the procedure for determining a reasonable rate of interest; (vi) the types of collateral which may secure the loan; and (vii) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. This Section 7.4 specifically incorporates a written loan policy, if any, as part of the Plan. In the event that a loan made to a Member is in default and the Committee determines that it is necessary for a distribution to be made under the Plan in order to cure such default, the Committee, with notice to the Member, shall cause a distribution to be made on behalf of the Member in accordance with the loan policy.

(a)	Loan Distribution. A loan shall be taken from a Member’s Accounts, as applicable, in the following order:

•	Before-Tax Contribution Account

•	Post-2006 Matching Contribution Account

•	Pre-2007 Matching Contribution Account

•	Discretionary Contribution Account

•	Fairmont Qualified Non-Elective Contribution Account

•	CNX Gas Qualified Non-Elective Contribution Account

•	Rollover Account

•	After-Tax Contribution Account

(b)	Loan Repayment. All Plan loans taken on and after January 1, 2007 shall be repaid by payroll deduction. Repayments shall be credited to the Member’s Accounts on a pro-rata basis and shall be invested pursuant to the Member’s current Investment Option directions. Former Members with outstanding loans that were taken on and after January 1, 2007 must repay such loans by ACH withdrawals. A Former Member may make payment on an outstanding loan by personal check only to pay such loan in full.

7.5

Incompetence of Distributee. If the Committee shall receive evidence satisfactory to it that a Member or any beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Member or beneficiary and that no guardian, committee or other representative of the estate of the Member or beneficiary shall have been duly appointed, the Committee may make payment of such benefit otherwise payable to the Member or beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

7.6	Location of Member or Beneficiary Unknown.

(a)	Missing Member or Beneficiary. If the Trustee cannot make payment of any amount to, or on behalf of, a Member or beneficiary within five (5) years after such amount becomes payable because such Member or beneficiary is missing, the Company, at the end of such five-year period, shall direct that all unpaid amounts which would have been payable to or on behalf of such Member or beneficiary shall be treated as a forfeiture provided that the Company uses the appropriate letter forwarding service provided by the Internal Revenue Service as described in Revenue Procedure 94-22 to attempt to locate the missing Member or beneficiary prior to such forfeiture. For purposes of this section, a Member or beneficiary shall be deemed missing if the Company mails by registered or certified mail to Member’s or beneficiary’s last known address a written demand for his current address or proof that he is alive, and such Member or beneficiary shall fail to provide the same within one (1) year of the mailing of such demand.

(b)	Subsequent Claim by Member or Beneficiary. If any amounts are treated as forfeitures under Section 7.6(a) and subsequently the Member or beneficiary claims such amount, the Trustee shall distribute such benefit to the Member or beneficiary.

7.7	Direct Rollover.

(a)	General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 7.7, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	Definitions.

(I)	Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more; or (B) any distribution to the extent such distribution is required under Code Section 401(a)(9). For purposes of this Section 7.7, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such distribution paid directly to an eligible retirement plan. The portion of a distribution that is not includible in gross income may be transferred only to an eligible retirement plan described in the following Section 7.7(b)(II) that agrees to separately account for amounts so transferred, including separate accounting for the portion of such distribution which is includible in gross income and the portion of such income that is not so includible.

(II)	Eligible Retirement Plan. An eligible retirement plan is: (A) an individual retirement account described in Code section 408(a); (B) an individual retirement annuity described in Code section 408(b); (C) an individual retirement annuity described in Code section 403(a); (D) a qualified retirement plan described in Code section 401(a) that accepts the distributee’s eligible rollover distribution; (E) an eligible deferred compensation plan described in Code section 457(b) maintained by a state, political subdivision of a state, any agency or instrumentality of a state or political subdivision of a state or any other organization (other than a government unit) that separately accounts for eligible rollover distributions; or (F) an annuity contract described in Code section 403(b). Notwithstanding the foregoing, in the case of an eligible rollover distribution to a Member’s beneficiary other than the Member’s surviving spouse, eligible retirement plan shall include only an inherited individual retirement account or annuity described in Code section 408(d)(3)(C)(ii).

(III)	Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(IV)	Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

7.8

Payments Made Pursuant to a Qualified Domestic Relations Order. Notwithstanding any other provision of this Plan, the Committee may direct the distribution of any portion of the Member’s Accounts payable to an alternate payee (as defined in Code section 414(p)(8)) pursuant to a qualified domestic relations order (as defined in Code section 414(p)), or segregate the portion of the Member’s Accounts payable to the alternate payee into a separate account, provided that the Committee has properly notified the affected Member and each alternate payee of the order and has determined that the order is a qualified domestic relations order. If the qualified domestic relations order so provides, such distribution may occur prior to the date on which the Member attains his or her “earliest retirement age” as defined in Code section 414(p)(4) (the earlier of age 50 or the date on which the Member is entitled to a distribution under the Plan). The alternate payee shall be paid his or her separate account or his percentage of the Member’s Accounts in a lump sum payment, unless the domestic relations order specifies a different manner of payment permitted by the Plan. The alternate payee’s consent shall not be required for any distribution made pursuant to a qualified domestic relations order. In no event shall the Member be permitted to take a distribution pursuant to Section 7.1 or a withdrawal pursuant to Section 7.2 while the designated representative of the Committee reviews a preliminary draft of the domestic relations order, or while the designated representative of the Committee determines whether the domestic relations order is a qualified domestic relations order.

SECTION 8

AMENDMENT AND TERMINATION

8.1	Amendment. CONSOL Energy Inc., by action of its Board, reserves the right to amend the Plan at any time and from time to time, in whole or in part, including, without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provisions of Code section 401(a). Any amendment may be effective for one or more participating CONSOL Affiliated Corporations and their respective Employees. However, except as set forth in Section 8.3, no such amendment shall: (i) cause any part of the assets of the Plan and Trust to revert to or be recoverable by the Company or be used for or diverted to purposes other than the exclusive benefit of Members, former Members, and beneficiaries; (ii) deprive any Member, Former Member, or beneficiary of any benefit already vested; (iii) alter, change, or modify the duties, powers, or liabilities of the Trustees without their written consent; or (iv) permit any part of the assets of the Plan and the Trust to be used to pay premiums or contributions of the Company under any other plan maintained by the Company for the benefit of its Employees. No amendment to the vesting schedule shall deprive a Member of his rights to benefits accrued to the date of the amendment. Further, if an amendment to the vesting schedule of the Plan reduces the vesting percentage of a Member with at least three (3) Years of Service, the Member may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to the amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of (i) sixty (60) days after the amendment is adopted, (ii) sixty (60) days after the amendment becomes effective, or (iii) sixty (60) days after the Member is issued written notice of the amendment by the Company or by the Committee.

The procedure for amending this Plan shall be by written action which shall state specifically the change to be made, give the effective date of the change to be made, and be signed by the Board of Directors or its delegate. A delegation of authority to amend the Plan shall be by written action stating the title of the person or persons to whom the delegation is being given, giving the effective date of the delegation, and signed by the Board of Directors or its delegate.

In addition, the Senior Vice President - Safety and Human Resources of CONSOL Energy Inc., subject to the consent of the President of CONSOL Energy Inc., shall have the authority, in his or her sole discretion, to amend the Plan to: (i) effectuate compliance with legal requirements or changes in applicable laws or regulations, including changes in such laws or regulations which permit or require election among alternative provisions; (ii) effectuate other changes which the Senior Vice President - Safety and Human Resources of CONSOL Energy Inc. believes to be desirable, including, but not limited to, amendments to facilitate the proper and efficient management and administration of the Plan; and (iii) extend coverage under the Plan to new locations or additional employees; provided, however, that, except for amendments to the Plan to effectuate compliance with legal requirements or changes in applicable laws or regulations, no amendments shall be made by the Senior Vice President - Safety and Human Resources of CONSOL Energy Inc. which would materially increase or decrease benefits, or which would materially increase the costs of the Plan, including the cost of maintenance or administration. Should the position or title of the Senior Vice President - Safety and Human Resources of CONSOL Energy Inc. change, the amendment authority set for in this subsection may be exercised by the successor the position.

8.2

Termination, Partial Termination, or Complete Discontinuance of Contributions. Although the Company has established the Plan with the intention and expectation that it will make contributions indefinitely, nevertheless, the Company shall not be under any obligation or liability to continue its contributions or to maintain the Plan for any given length of time. The Company may in its sole and absolute discretion discontinue contributions or terminate the Plan in whole or in part in accordance with its provisions at any time without any liability for the discontinuance or termination. If the Plan shall be terminated or partially terminated, or if contributions of the Company shall be completely discontinued, the rights of all affected Members in their Accounts shall become one hundred percent (100%) vested and nonforfeitable notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Members’ Accounts have been completely distributed to or for the benefit of the Members in accordance with the Plan.

8.3	Permissible Reversions.

(a)	Company Contributions. Notwithstanding any other provision of the Plan:

(I)	Mistake of Fact. To the extent the Company’s contributions are made by reason of a mistake of fact, they may be returned to the Company within one year from the date of contribution.

(II)	Disallowed Deductions. The Company’s contributions are conditioned on their deductibility for federal income tax purposes, to the extent the deduction is disallowed they may be returned to the Company within one year from the date of the disallowance.

(b)	Calculation of Amount Returned. The amounts that may be returned to the Company under Sections 8.3(a)(I) and 8.3(a)(II) above shall be the excess of the amounts contributed over the amounts that would have been contributed had there not been a mistake of fact or mistake in determining the deduction, as applicable. No earnings on the mistaken or nondeductible contributions may be returned to the Company and losses sustained by the Trust after the date of contribution shall proportionately reduce the amount that may be returned to the Company.

SECTION 9

CLAIMS

9.1	General. Distribution of a Member’s vested Account balances under the Plan will normally be made without a Member (or beneficiary) having to file a claim for benefits. However, a Member (or beneficiary) who does not receive a distribution to which he believes he is entitled may present a claim to the Committee for any unpaid benefits. All questions and claims regarding benefits under the Plan shall be acted upon by the Committee. Each Member (or beneficiary) who wishes to file a claim for benefits with the Committee shall do so in writing, addressed to the Committee or to the Company.

9.2	Claim Review. If the claim for benefits is wholly or partially denied, the Committee shall notify the Member (or beneficiary) in writing of such denial of benefits within a reasonable period of time (not to exceed ninety (90) days) after the Committee initially received the benefit claim. If additional time is needed to process the claim, the Committee shall provide the Member (or beneficiary) with notice of the extension prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to make the benefit determination. Any notice of a denial of benefits shall advise the Member (or beneficiary) of:

(a)	the specific reason or reasons for the denial;

(b)	reference to the specific provisions of the Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based;

(c)	a description of the Plan’s review procedures and the time limits applicable to such procedures; and

(d)	a description of any additional material or information necessary for the Member (or beneficiary) to complete his claim and an explanation of why such material or information is necessary.

9.3	Right of Appeal. Each Member (or beneficiary) whose claim for benefits has been denied shall have the opportunity to file with the Committee a written request for a full and fair review of his claim, to be provided (upon request) reasonable access to and copies of all documents, records, and other information relevant to his claim (without regard to whether such documents, records, or information were considered or relied upon in the initial denial of the claim), and to submit written comments, documents, records, and other information regarding his claim. Such written request for review of his claim must be filed by the Member (or beneficiary) within sixty (60) days after receipt of written notification of the denial of his claim.

9.4	Review of Appeal. If a Member appeals the denial of his claim in accordance with Section 9.3, the Committee shall conduct a full and fair review. . The review shall not afford deference to the initial denial, and will take into account all comments, documents, records, and other information submitted by the Member (or beneficiary) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and shall be conducted by an appropriate named fiduciary who is neither the party who made the initial denial of the claim or the party’s subordinate. The decision will be made within sixty (60) days thereafter and communicated in writing to the Member (or beneficiary) unless special circumstances require an extension of time, in which case the Member (or beneficiary) shall be notified of the decision as soon as possible (but not later than one hundred and twenty (120) days) after the Committee’s receipt of the request for review. Such written notice shall set forth the information described in paragraphs 9.2(a) and 9.2(b) above and shall also include:

(a)	a statement that, upon request, the Member (or beneficiary) is entitled to receive reasonable access to and copies of all documents and records relevant to his claim for benefits, without regard to whether such records were considered or relied upon in the denial of the claim upon review, including any reports and the identities of any experts whose advice was obtained; and

(b)	a statement of the Member’s (or beneficiary’s) right to bring a civil action under ERISA section 502(a) following a denial of the claim after review.

All notices by the Committee denying a claim for benefits, and all decisions on requests for a review of the denial of a claim for benefits, shall be written in a manner calculated to be understood by the Member (or beneficiary) filing the claim or requesting the review.

9.5	Denial of Appealed Claim. In the event of a denial or partial denial of a Member’s claim upon review, the Member may commence civil action under ERISA section 502(a) within one hundred and eighty (180) calendar days after written notice of the denial or partial denial is received by the Member. If such Member fails to bring civil action within the aforementioned one hundred and eighty (180) calendar days, he shall be foreclosed from commencing any civil action.

SECTION 10

ADMINISTRATION

10.1	Named Fiduciaries for Administration of Plan and for Investment and Control of Plan Assets.

(a)	Board of Directors. The Board of Directors (or any committee thereof) shall have the following duties and responsibilities in connection with the administration of the Plan:

(I)	Appointing, retaining, and removing members of the Committee; and

(II)	Periodically reviewing the performance of the Committee or any persons to whom duties have been allocated or delegated.

The Board of Directors may by written resolution allocate its duties and responsibilities to one or more of its members or delegate its duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable on such notice as the Board of Directors deems reasonable and prudent under the circumstances.

(b)	Investment Plan Committee. The Committee is hereby designated as the fiduciary responsible for ensuring that:

(I)	procedures are maintained by the Plan to safeguard the confidentiality of information relating to the purchase, holding, and sale of CONSOL Energy Stock and/or CNX Gas Corporation Stock and the exercise of voting, tender and similar rights with respect to CONSOL Energy Stock and/or CNX Gas Corporation Stock by Members and beneficiaries to the extent these rights are passed through to Members and beneficiaries;

(II)	the procedures described in paragraph (a) are sufficient to maintain confidentiality, except to the extent necessary to comply with federal law or state laws not preempted by ERISA; and

(III)	an independent fiduciary is appointed to carry out activities relating to any situations involving potential for undue Company influence upon Members and beneficiaries with regard to the direct or indirect exercise of shareholder rights.

10.2	Investment Plan Committee.

(a)	Responsibilities. The Investment Plan Committee, which shall consist of at least three members, shall have the responsibility for the administration of the Plan and shall be the Plan administrator within the meaning of Code section 414(g)(1) and ERISA section 3(16)(A). The Board of Directors shall, from time to time, designate the members of the Committee and, for each such member, may also designate an alternate who shall have the full power to act due to the absence or the inability to act of such member. The Committee shall act by a majority of its members, and the action of a majority of the Committee, with or without a meeting, shall be the action of the Committee.

Members of the Committee shall serve at the pleasure of the Board of Directors, except that a member may resign at any time. The members of the Committee shall elect a Chairman who may, but need not be, one of the members of the Committee. The members of the Committee shall elect a secretary who may, but need not be, one of the members of the Committee, and who shall be responsible for maintaining minutes of the Committee meetings and copies of any reports prepared by the Committee. No member of the Committee shall receive any compensation for his service as such.

(b)	In Lieu of a Committee. In lieu of appointing a Committee to administer the Plan, the Board of Directors may directly perform such function. In such event, the Company shall be the administrator of the Plan and shall have all of the powers and duties hereinafter set forth.

(c)	Delegation of Duties. The Committee may allocate its duties and responsibilities to one or more of its members or delegate its duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable on such notice as the Investment Plan Committee deems reasonable and prudent under the circumstances.

10.3	Functions and Powers of the Investment Plan Committee. The Committee’s duties shall include, without limitation, powers with respect to the administration of the Trust as may be conferred upon it by the Trust. The Committee shall have the exclusive right and discretionary authority to carry out its responsibilities hereunder, including (but not limited to) the following:

(a)	to make (and enforce by suspension or forfeiture) such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

(b)	to construe and interpret the Plan, the Trust, the summary plan description and all other Plan documents in its sole and absolute discretion, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

(c)	to decide questions concerning the Plan and the eligibility of any Employee to participate therein and the right of any person to receive benefits thereunder in its sole and absolute discretion;

(d)	to decide any dispute arising under the Plan;

(e)	to compute the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan;

(f)	to make decisions with respect to the selection, retention, or removal of the Trustees;

(g)	to authorize all disbursements by the Trustees;

(h)	to prescribe and require the use of such forms as it shall deem necessary or desirable in connection with the administration of the Plan;

(i)	to fix the criteria to be followed in determining the market value of any security or property held in the Trust or the amount of any unliquidated charge, expense, or obligation of the Trust;

(j)	to establish and monitor the policy of proxy voting by the Trustees for stock held for the Plan consistent with regulations and rulings of the U.S. Department of Labor;

(k)	to appoint an Investment Manager to manage all or a portion of the assets of the Trust Fund and to monitor the performance of the Investment Manager so appointed, terminate such appointment, and either increase or decrease the portion of the Trust Fund which shall be managed by the Investment Manager;

(l)	to periodically review the performance of the Trustees;

(m)	to periodically review the performance of any persons to whom duties have been allocated or delegated;

(n)	to supply any omissions in the Plan;

(o)	to reconcile and correct any errors or inconsistencies in the Plan; and

(p)	to make equitable adjustments for any mistakes or errors made in the administration of the Plan.

The Committee shall establish rules and regulations and shall take other necessary or proper actions to carry out its duties and responsibilities.

10.4	Actions Conclusive. Benefits under this Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them. All actions and decisions taken by the Committee shall be final and conclusive and binding on all persons having any interest in the Plan or Trust or in any benefits payable thereunder.

10.5	Allocation of Duties. The Committee may allocate its duties and may employ or engage such accountants, counsel, other experts, and other persons as it deems necessary in connection with the administration of the Plan and delegate to them any of the administrative duties imposed on the Committee, provided that such delegation is in writing.

10.6	Reliance on Opinions. The Committee and each member thereof, and each person to whom it may delegate any power or duty in connection with administering the Plan, shall be entitled to rely conclusively upon, and shall be fully protected in any actions taken by them or any of them in good faith reliance upon any valuation, certificate, opinion, or report which shall be furnished to them or any of them by the Trustees or by any accountant, counsel, other expert, or other person who shall be employed or engaged by the Trustees or the Committee.

10.7	Records and Accounts. The Committee shall keep or cause to be kept all data, records and documents pertaining to the administration of the Plan, and shall execute all documents necessary to carry out the provisions of the Plan. The Committee shall advise the Trustees of such facts as may be pertinent to the Trustees’ administration of the Trust and shall give proper instruction to the Trustees for carrying out the purpose of the Plan.

10.8	Payment of Expenses.

(a)	Administrative Expenses. Subject to the provisions of paragraph (b) below, expenses in connection with the administration of the Plan and Trust, including commissions, taxes, and expenses of the Trustees and of any accountant or other person who shall be employed by the Committee or Trustees in the administration thereof, shall be paid by the Trust unless paid by the Company. Expenses paid by the Company shall be ratably shared by CONSOL Energy Inc. and the Affiliated Corporations participating in the Plan on such basis as shall be mutually agreed upon, or failing such agreement, as shall be determined by the Trustee.

(b)	Discontinuance or Termination. In the event of permanent discontinuance of contributions or termination of the Plan any further payment of expenses which arise or have arisen in connection with the administration of the Plan and Trust shall be paid by the Trust unless paid by the Company.

10.9

Liability. The Committee shall incur no liability for any action taken or not taken in good faith reliance on advice of counsel, who may be counsel for the Company, or taken or not taken in good faith reliance on a determination as to a matter of fact which has been represented or certified by a person reasonably believed to have knowledge of the fact so represented or certified, or taken or not taken in good faith reliance on a recommendation or opinion expressed by a person reasonably believed to be qualified or expert as to any matter where it is reasonable or customary to seek or rely on such recommendations or opinions. Nor shall any employee of the Committee be liable for the wrongful or negligent conduct of any person having fiduciary responsibilities with respect to the Plan unless he (i) knowingly participates in or undertakes to conceal an act or omission of such other person knowing the act or omission is a breach of fiduciary duty, (ii) by failing to act solely in the interests of Members and beneficiaries or to exercise the care, skill, prudence and diligence under the circumstances prevailing from time to time that a prudent man acting in a like capacity and familiar with such matters would exercise, has enabled the other fiduciary to commit a breach of his obligation, or (iii) has knowledge of a breach by the other fiduciary and does not make reasonable efforts under the circumstances to remedy it. Except as otherwise affirmatively required by ERISA, the Committee and its members shall not be required to post a bond. The Company shall jointly and severally indemnify any employee and hold them harmless from loss, liability and expense in respect of the Plan, including the legal cost of defending claims and amounts paid in satisfaction or settlement thereof, provided only that no indemnification is intended that would be void as against public policy under ERISA.

SECTION 11

TRUST AGREEMENT

11.1	The Trust Agreement. All contributions under the Plan shall be made to the Trust Fund held by the Trustees under the Trust Agreement. The Trustees are to hold, invest, and distribute the Trust Fund in accordance with the terms and provisions of the Trust Agreement. The Trust Agreement shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement. The duties and rights of the Trustees shall be determined solely by reference to the Trust Agreement.

11.2	No Diversion of Corpus or Income. In no event shall any portion of the corpus or income of the Trust Fund be used for or diverted to purposes other than the exclusive benefit of Members and their beneficiaries.

SECTION 12

MISCELLANEOUS

12.1	Limitation of Rights; Employment Relationship. Neither the establishment of the Plan or the Trust nor any modifications of them, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as modifying or affecting in any way the terms of employment of any Employee.

12.2	Merger; Transfer of Assets.

(a)	Merger, Consolidation or Transfer. If the Company merges or consolidates with or into another entity, or if substantially all the assets of the Company are transferred to another entity, the Plan shall terminate on the effective date of the merger, consolidation, or transfer. However, if the surviving entity resulting from the merger or consolidation, or the entity to which the assets have been transferred, adopts this Plan, the Plan shall continue and the successor entity shall succeed to all rights, powers, and duties of the Company under the Plan, and the employment of any Employee who is continued in the successor entity’s employ shall not be deemed to have been terminated for any purpose under the Plan.

(b)	Member Benefits. This Plan shall not be merged or consolidated with any other employee benefit plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan unless, immediately after the merger, consolidation, or transfer, each Member’s benefits, if the other plan were then to terminate, are at least equal to the benefits to which the Member would have been entitled had this Plan been terminated immediately before the merger, consolidation, or transfer. In connection with a merger, consolidation, or transfer of assets described in the preceding sentence, the Committee may elect to convert all or part of the assets in a Member’s account to cash prior to such merger, consolidation or transfer.

12.3	Prohibition Against Assignment.

(a)	Assignment or Alienation. Except as provided below, the benefits provided by this Plan may not be assigned or alienated. Neither the Company nor the Trustees shall recognize any transfer, mortgage, pledge, hypothecation, order, or assignment by any Member or beneficiary of all or part of his interest under the Plan, and the interest shall not be subject in any manner to transfer by operation of law and shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishment, and/or executions, and other legal or equitable process or proceedings against the Member or beneficiary to the fullest extent that may be permitted by law.

(b)	Indebtedness to Plan. This provision shall not apply to the extent a Member or beneficiary is indebted to the Plan, for any reason, under any provision of this Plan. At the time a distribution is to be made to or for a Member’s or beneficiary’s benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustees to the Trustees or the Committee, at the direction of the Committee, to apply against or discharge such indebtedness. Prior to making a payment, however, the Member or beneficiary must be given written notice by the Committee that such indebtedness is to be so paid, in whole or in part, from his vested Accounts. If the Member or beneficiary does not agree that the indebtedness is a valid claim against his vested Accounts, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Section 10.

(c)

Qualified Domestic Relations Orders. This provision shall not apply to a “qualified domestic relations order” defined in Code section 414(p), and those other domestic relations orders permitted to be so treated by the Committee under the Code. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Member shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d)	Judgments or Settlements. This provision shall not apply to any liabilities of the Member to the Plan pursuant to a judgment or settlement described in Code section 401(a)(13)(C) due to: (i) the Member being convicted of committing a crime involving the Plan, (ii) a civil judgment (or consent order or decree) being entered by a court in an action brought in connection with a violation of ERISA’s fiduciary duty rules, or (iii) a settlement agreement between the Secretary of Labor and the Member in connection with a violation of ERISA’s fiduciary rules. The court order establishing such liability must require that the Member’s benefit be applied to satisfy the liability.

12.4	Applicable Law; Severability. This Plan shall be construed, administered, and governed in all respects in accordance with ERISA and the laws of the Commonwealth of Pennsylvania; provided, however, that if any provision is susceptible to more than one interpretation, it shall be interpreted in a manner consistent with the Plan’s being a qualified cash or deferred discretionary plan within the meaning of the Internal Revenue Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

12.5	Reliance Upon Copy of Plan. Any person dealing with the Trustees may rely upon copies of the Plan and the Trust Agreement, and any amendments thereto, certified by the Committee to be true and correct copies.

12.6	Gender and Number; Captions or Headings. Wherever appropriate to the meaning of interpretation of this Plan, the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa. Captions or headings are inserted and intended for organizational format and convenience of reference only; they are not to be given independent substantive meaning for effect.

SECTION 13

TOP-HEAVY PROVISIONS

13.1	Determination of Top-Heavy Status.

(a)	Top-Heavy Determination. This Plan shall be a Top-Heavy Plan for any Plan Year in which, as of the Determination Date, the sum of the Present Value of Accrued Benefits of Key Employees and the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the sums of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Member is a Non-Key Employee for any Plan Year, but such Member was a Key Employee for any prior Plan Year, such Member’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group). In addition, if a Member or Former Member has not received any Compensation from any Company maintaining the Plan (other than benefits under the Plan) at any time during the five year period ending on the Determination Date, the Aggregate Account and/or Present Value of Accrued Benefit for such Member or Former Member shall not be taken into account for the purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan.

(b)

Super Top-Heavy Determination. This Plan shall be a Super Top-Heavy Plan for any Plan Year in which, as of the Determination Date, the sum of Present Value of Accrued Benefits of Key Employees and the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the sum of the Present Value of

Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

(c)	Aggregate Account. A Member’s Aggregate Account as of the Determination Date is the sum of:

(I)	the Member’s Account balances as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

(II)	an adjustment for any contributions due as of the Determination Date; such adjustment shall be the amount of any contributions actually made after the Valuation Date, but on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

(III)	any in-service distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years, and any other distribution made within the Plan Year that includes the Determination Date but, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top-heavy purposes to the extent that such distributions are already included in the Member’s Aggregate Account balance as of the Valuation Date; provided, however, notwithstanding anything herein to the contrary, all distributions and distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group, will be counted;

(IV)	any Employee contributions, whether voluntary or mandatory; provided, however, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Member’s Aggregate Account balance;

(V)	with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section; provided, however, if this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Member’s Aggregate Account balance; and

(VI)	with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section; provided, however, if this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Member’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted. For purposes of this paragraph, the Company and any Related Companies shall be considered the same employer.

(d)	Aggregation Group. “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(I)	Required Aggregation Group. In determining a Required Aggregation Group hereunder, each plan of the Company or a Corporate Employer in which a Key Employee is a Member, and each other plan of the Company or a Corporate Employer which enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

(II)	Permissive Aggregation Group. The Company may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

(III)	Only those plans of the Company or a Corporate Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

(e)	Determination Date. “Determination Date” means (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

(f)	Present Value of Accrued Benefit. In the case of a defined benefit plan, a Member’s Present Value of Accrued Benefit shall be as determined under the provisions of the applicable defined benefit plan.

(g)	Top-Heavy Group. “Top-Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(I)	the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(II)	the Aggregate Accounts of Key Employees under all defined contribution plans included in the group that exceeds sixty percent (60%) of a similar sum determined for all Members.

(h)	Top-Heavy Plan Year. “Top-Heavy Plan Year” means that, for a particular Plan Year, the Plan is a Top-Heavy Plan.

13.2	Key Employee. For purposes of this Section, the term “Key Employee” means any Employee or former Employee (and his beneficiaries) who, at any time during the Plan Year, is:

(a)	an officer of the Company or a Corporate Employer and has annual compensation (as defined in Code section 415(c)(3)) greater than One Hundred Forty-Five Thousand Dollars ($145,000) or such other amount as may be in effect under Code section 416(i)(1)(A)(i);

(b)	a five percent (5%) owner of the Company or a Corporate Employer; and

(c)	a one percent (1%) owner of the Company or a Corporate Employer who has annual compensation (as defined in Code section 415(c)(3)) more than One Hundred Fifty Thousand Dollars ($150,000).

A five percent (5%) owner means any person who owns (or is considered as owning within the meaning of Code section 318) more than five percent (5%) of the outstanding stock of the Company or a Corporate Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company or a Corporate Employer. A one percent (1%) owner means any person who owns (or is considered as owning within the meaning of Code section 318) more than one percent (1%) of the outstanding stock of the Company or a Corporate Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Company or a Corporate Employer. If an Employee ceases to be a Key Employee, such Employee’s Account balances shall be disregarded under the top-heavy plan computation for any Plan Year following the last Plan Year for which the Employee was treated as a Key Employee. The Account balances of an Employee who has not performed any service for the Company or a Corporate Employer at any time during the one-year period ending on the Determination Date are excluded from the calculation to determine top-heaviness. For purposes of clause (a) above, no more than the (i) lesser of fifty

(50) Employees, or (ii) the greater of three (3) Employees or ten percent (10%) of all Employees, are to be treated as Key Employees. For purposes of clause (b) above, if two (2) Employees have the same interest in the Company or a Corporate Employer, the Employee having greater annual Compensation from the Company or a Corporate Employer shall be treated as having a larger interest. For purposes of determining the number of officers taken into account under clause (a), Employees described in Code section 414(q)(8) shall be excluded.

13.3	Non-Key Employee. Any Employee or former Employee (and his beneficiaries) who is not a Key Employee.

13.4	Additional Rules. In determining the sum of the account balances under a defined contribution plan, Company contributions and Employee contributions shall be taken into account. The account balance in a defined contribution plan will include any in-service withdrawal to a Member within the five-year period ending on the Determination Date, and any other distribution made to such Member during the one-year period ending on the Determination Date.

13.5

Minimum Benefit. If this Plan is determined to be top-heavy in any Plan Year under the provisions of Section 13.1, then the contribution for such Plan Year to be allocated to each Member who is not a Key Employee in such Plan Year and is employed on the last day of the Plan Year shall receive a minimum contribution under the Plan which, when combined with the amount of any other Company contributions and/or forfeitures allocated to such Member’s accounts under any other defined contribution plans maintained by the Company, shall not be less than three percent (3%) of such Member’s compensation (as defined in Code section 414(q)(7)) or such lesser percentage as may be made with respect to Key Employees in such Plan Year. Amounts contributed under Section 3.1 shall be taken into consideration in determining the lesser percentage for Key Employees noted in the immediately preceding sentence. No minimum benefit shall be made under this Plan for any Non-Key Employee who participates in this Plan and the CONSOL Energy Inc. Employee

Retirement Plan and receives a minimum benefit under the CONSOL Energy Inc. Employee Retirement Plan.

13.6	Minimum Vesting. In any year that the Plan is a top-heavy plan, the Members Pre-2007 Matching Contribution Account, Post-2006 Matching Contribution Account and Discretionary Contribution Account shall be immediately vested.

SECTION 14

PARTICIPATING CONSOL AFFILIATED CORPORATIONS

14.1	Adoption by CONSOL Affiliated Corporations. Notwithstanding anything herein to the contrary, with the consent of CONSOL Energy Inc., any CONSOL Affiliated Corporation may adopt this Plan and all of the provisions hereof, and participate herein by properly executing a document evidencing said intent. Notwithstanding the preceding sentence, coverage of a CONSOL Affiliated Corporation’s Eligible Employees under the Plan is and shall be considered proof that such CONSOL Affiliated Corporation has authorized its participation in the Plan to the extent of such coverage.

14.2	Requirements of Participating CONSOL Affiliated Corporation. Each such Participating CONSOL Affiliated Corporation shall be required to use the Trust. The assets of the Trust shall, on an ongoing basis, be available to pay benefits to all Members and beneficiaries under the Plan without regard to the Company or participating CONSOL Affiliated Corporation that contributed such assets.

The transfer of any Member from or to a Company participating in this Plan, whether he be an Employee of CONSOL or a participating CONSOL Affiliated Corporation, shall not affect such Member’s rights under the Plan, and all amounts credited to such Member’s Accounts, as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

14.3

Designation of Agent. Each participating CONSOL Affiliated Corporation shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustees and CONSOL Energy Inc. for the purpose of this Plan, each participating CONSOL Affiliated Corporation shall be deemed to have designated irrevocably CONSOL Energy Inc. as its agent. Unless the context of the Plan clearly indicates the contrary, the word “Company” shall be deemed to include each participating CONSOL Affiliated Corporation as related to its adoption of the Plan.

14.4	Authority of Participating CONSOL Affiliated Corporations. It is the intent of this SECTION 14 that the authority of each participating CONSOL Affiliated Corporation to act independently and in accordance with its own best judgment shall not be prejudiced or diminished and, at the same time, that several CONSOL Affiliated Corporations may act collectively with respect to the Trustee, the Committee, and the general administration of the Plan in order to secure administrative efficiency and maximum uniformity.

14.5	Plan Modifications. Any modification of the Plan shall be effective with respect to any participating CONSOL Affiliated Corporation and its Employees.

14.6	Employee Transfers. It is anticipated that an Employee may be transferred between participating CONSOL Affiliated Corporations and, in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a Termination of Employment hereunder, and the participating CONSOL Affiliated Corporation to which the Employee is transferred shall thereunder become obligated hereunder with respect to such Employee in the same manner as was the participating CONSOL Affiliated Corporation from whom the Employee was transferred.

14.7	Participating CONSOL Affiliated Corporation’s Contributions. All contributions made by a participating CONSOL Affiliated Corporation, as provided for in this Plan, shall be determined separately by each participating CONSOL Affiliated Corporation, and shall be allocated only among the Members eligible to share the contribution of CONSOL Energy Inc. or participating CONSOL Affiliated Corporation making the contribution.

14.8	Discontinuance of Participation. Any participating CONSOL Affiliated Corporation, by action of its board of directors, may discontinue or revoke its participation in the Plan. In addition, CONSOL Energy Inc. may, by action of its Board of Directors, for any reason cause the withdrawal from participation of any participating CONSOL Affiliated Corporation upon notice to that participating CONSOL Affiliated Corporation and the Trustee. At the time of any such discontinuance or revocation, satisfactory evidence hereof and of any applicable conditions imposed shall be delivered to the Committee. The Trustees shall thereafter transfer, deliver and assign contracts and other Trust assets allocable to the Employees of such participating CONSOL Affiliated Corporation to such new trustee as shall have been designated by such participating CONSOL Affiliated Corporation in the event that it has established a separate retirement plan for its Employees; provided, however, no such transfer shall be made if the result is the elimination or reduction of any Code section 411(d)(6) protected benefits. If no successor is designated, the Trustees shall retain such assets for the Employees of said participating CONSOL Affiliated Corporation.

14.9	Authority of the Committee. The Committee shall have authority to make any and all necessary rules or regulations binding upon all participating CONSOL Affiliated Corporations and all Members to effectuate the purpose of this Section.

IN WITNESS WHEREOF the undersigned have caused this amended and restated document to be executed this         day of January, 2009, to be effective January 1, 2008, except as otherwise provided herein. This instrument may be executed in several counterparts, each of which shall be deemed an original, and these counterparts shall constitute one and the same instrument, which may be sufficiently evidenced by any one counterpart.

CONSOL ENERGY, INC.

By:

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